UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_____________________________________________________________________________________
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_________________________________________________________________________________

PAGERDUTY, INC.
(Name of Registrant as Specified In Its Charter)
_________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PagerDuty

FY2026

Annual Report & Proxy Statement

Dear Stockholder,

We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of PagerDuty, Inc. (“PagerDuty” or the “Company”), to be held on Thursday, June 18, 2026, at 2:00 p.m. Pacific Time. The Annual Meeting will be conducted virtually via live audio. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PD2026 (please have your notice or proxy card in hand when you visit the website). Because we are holding the Annual Meeting virtually, you will not be able to attend in person.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement include details on the business to be conducted at the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or by mail.

On behalf of the Company's Board of Directors, thank you for your support of and interest in PagerDuty.
Sincerely,
Jennifer Tejada
CEO and Chair of the Board of Directors

Notice of Annual Meeting of Stockholders
This proxy statement (“Proxy Statement”) and form of proxy are provided to you by our Board of Directors (the “Board”) for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on June 18, 2026 at 2:00 p.m. Pacific Time, via live audio at www.virtualshareholdermeeting.com/PD2026. Stockholders of record as of April 20, 2026 (the “Record Date”) are invited to attend the Annual Meeting and to vote on the proposals in this Proxy Statement. A Notice of Internet Availability of Proxy Materials (the “Notice”) is first being mailed on or about May 4, 2026 to all stockholders entitled to vote at the Annual Meeting. The Notice contains instructions on how to access this Proxy Statement and our Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended January 31, 2026 (the “Annual Report”).
Meeting Details

DATE AND TIME Thursday, June 18, 2026 at 2:00 p.m. Pacific Time	PLACE www.virtualshareholdermeeting.com/PD2026	RECORD DATE April 20, 2026 (the “Record Date”)

Items of Business

1	To elect the Board of Directors’ nominees, Donald J. Carty, Sarah Franklin, William Losch, and Jennifer Tejada, as Class I directors to hold office until the 2029 Annual Meeting of Stockholders.
2
To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2027.

3	To conduct an advisory, non-binding vote to approve the compensation of our named executive officers.
4	To conduct any other business properly brought before the meeting.
YOUR VOTE IS IMPORTANT. Whether or not you attend the Annual Meeting, we urge you to vote via the Internet, telephone, or mail as soon as possible. The proxy card includes additional instructions for each of these voting options. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. This Proxy Statement explains proxy voting and the matters to be voted on in more detail.
Availability of Proxy Materials. Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about May 4, 2026 at www.proxyvote.com and at https://investor.pagerduty.com in the “Financials” section under “SEC Filings.” We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days before the meeting. If you would like to view the list, please email us at corpgov@pagerduty.com. Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about May 4, 2026.
By Order of the Board of Directors,

Christopher Ferro Secretary	San Francisco, California May 4, 2026

Board of Directors and Corporate Governance
Our business is overseen by our Board, which currently has ten members. Nine of our directors are independent according to the requirements of the New York Stock Exchange (“NYSE”). Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
There are four directors in the class whose term of office expires in 2026. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2029 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Mr. Aronson was first identified as a prospective director candidate by a third-party consultant.
Mr. Carty was first identified as a prospective director candidate by our former stockholder Scalar Gauge Fund, LP and certain of its affiliates (together, “Scalar Gauge”) and was appointed to our Board in accordance with our cooperation agreement with Scalar Gauge.
Ms. Franklin was first identified as a prospective director candidate by a third-party consultant.
The Company encourages directors and director nominees to attend the Annual Meeting, and all of the then-current members of our Board attended the 2025 Annual Meeting of Stockholders.
The following table shows, as of April 30, 2026, certain information about our directors who we expect to continue in office after the Annual Meeting, including the four nominees for election at the Annual Meeting:

Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Class I Directors: Nominees for Election at the Current Annual Meeting
Jennifer Tejada	55	July 2016
Sarah Franklin	50	December 2024	X	X
William Losch	64	August 2022	X	Chair
Donald Carty	79	April 2025	X	X
Class II Directors: Continuing in Office until the 2027 Annual Meeting
Teresa Carlson	63	March 2024	X	X		X
Rathi Murthy	60	March 2019	X		X
Scott Aronson	55	February 2026	X	X
Class III Directors: Continuing in Office until the 2028 Annual Meeting
Elena Gomez	56	October 2018	X	X
Zachary Nelson	64	June 2018	X		Chair	X
Bonita Stewart	68	January 2021	X		X	Chair

PagerDuty	1	2026 Proxy Statement

Below is a summary of the primary experience, qualifications and skills that our director nominees and continuing directors bring to the Board:

Experience	Description	Number of Directors with the Experience

Public Company CEO	Directors who have served as public company CEOs are important to us because they have the experience and perspective to analyze, shape, and oversee the execution of important operational and policy issues	■■■■■■■■■■
Global Experience	Global experience can provide valuable business and cultural perspectives regarding many important aspects of our business as we are a global organization with sales and other offices around the world	■■■■■■■■■■
Technology, Product, and Cybersecurity	Directors with insight in technology infrastructure, business products, and cybersecurity risks are particularly important to us given our focus on product innovation and expanding our service offerings	■■■■■■■■■■
Sales and Marketing	Experience building global sales, marketing, and brand-building in new markets and opportunities for innovation and disruption are important to us to grow our revenue	■■■■■■■■■■
Finance	Directors with significant expertise in corporate finance, financial accounting, financial strategy, and financial reporting are valuable to us in order to promote effective capital allocation, robust controls, and oversight	■■■■■■■■■■
Corporate Development, Strategy, and M&A	Experience in business development, corporate strategy, and mergers and acquisitions that includes skills in assessing and analyzing proposed acquisitions along with the Company’s strategy and long-term corporate development are important to us as we seek inorganic growth	■■■■■■■■■■
Human Capital & Talent Management
Expertise in the implementation of a successful framework for workforce acquisition, management, and optimization, and aligning company culture that results in the attraction, development and retention of top candidates with a range of skills and backgrounds are important to us because our corporate culture is critical component of our success
■■■■■■■■■■
Scaling a SaaS Company	Directors with experience growing successful SaaS companies, reaching scale and maturity are important to us as we scale to become a $1B revenue company	■■■■■■■■■■
Governance, Risk, Regulatory, and Compliance	Experience in public company corporate governance, enterprise risk, privacy, compliance, regulatory, public policy, and creating long term sustainable value are extremely relevant to PagerDuty’s business and important to us in order to protect stockholder value, while balancing other constituencies’ interests	■■■■■■■■■■
Emerging Technologies and Artificial Intelligence (AI)
Experience in identifying strategic opportunities and overseeing risks related to innovation and emerging technologies, including artificial intelligence, are important to us as we continue to explore new opportunities and technologies in helping organizations drive operational transformation
■■■■■■■■■■
Board Profile

INDEPENDENCE 90% Independent	GENDER 60% Female	TENURE Average Tenure: 4.5 Years

PagerDuty	2	2026 Proxy Statement

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting

Jennifer Tejada AGE: 55 DIRECTOR SINCE: 2016
Ms. Tejada has served as our Chairperson and Chief Executive Officer and as a member of our Board since July 2016. From July 2013 to July 2015, Ms. Tejada served as President and Chief Executive Officer at Keynote Systems, Inc., a software company specializing in digital performance analytics and web and mobile testing. Ms. Tejada has been serving on the board of directors of The Estée Lauder Companies Inc. (NYSE:EL), a multinational manufacturer and marketer of prestige beauty products, and she previously served on the board of directors of UiPath, Inc. (NYSE:PATH), global software company that develops a platform for robotic process automation and agentic AI, from September 2020 until April 2023. Beginning in July 2013, Ms. Tejada was the CEO of Keynote Systems where she led the company to strong profitable growth before its acquisition by Dynatrace in 2015. Before Keynote, Ms. Tejada was Executive Vice President and Chief Strategy Officer at the enterprise software company Mincom leading its global strategy up to its acquisition in late 2011 by ABB. She has also held senior positions at Procter & Gamble and i2 Technologies (acquired by JDA Software). Ms. Tejada holds a B.A. in Business Management and Organizational Behavior from the University of Michigan.
Ms. Tejada was selected to serve on our Board because of the experience and perspective she provides as our Chief Executive Officer, as well as her broad executive experience successfully leading, scaling, and optimizing global technology companies.

Donald Carty AGE: 79 DIRECTOR SINCE: 2025
Mr. Carty has served on our Board since April 2025. He is currently the Chairman of Porter Aviation Holdings, Inc., a role he has held since November 2005. Mr. Carty served as the Chairman and Chief Executive Officer of American Airlines Group, Inc. (NASDAQ: AAL) from 1998 to 2003 and as Vice Chairman and Chief Financial Officer of Dell, Inc. (NYSE:DELL) from 2008 to 2009 and as a member of the board of directors at Dell from 1992 to 2013. Mr. Carty was the Director and Chair of the Audit Committee at Canadian National Railway Company (NYSE: CNI) from 2011 to 2021; a Director at Hawaiian Airlines, Inc. (NASDAQ: HA) from 2004 to 2007, from 2008 to 2011 and from 2016 to 2022; and a Director of Vmware, Inc. (NYSE: VMW) from 2015 to 2022. He holds a B.A from Queens University (Canada) and a M.B.A. from Harvard Business School.
Mr. Carty was selected to serve on our Board because of his multiple leadership roles including his time as the Chairman & Chief Executive Officer of American Airlines Group, Inc. and Vice Chairman and Chief Financial Officer of Dell, Inc., and his experience as a member of a public company board of directors.

PagerDuty	3	2026 Proxy Statement

Sarah Franklin AGE: 50 DIRECTOR SINCE: 2024
Ms. Franklin has served on our Board since December 2024. Since January 2024, Ms. Franklin has served as the Chief Executive Officer of Degree, Inc., doing business as Lattice, an AI people management company. She brings 25 years of experience leading and scaling companies in tech and has a unique blend of technical knowledge, business acumen, and marketing expertise. From October 2008 until January 2024, Ms. Franklin served in various executive leadership roles at Salesforce, Inc., a cloud-based software company, including President & Chief Marketing Officer, EVP Platform, and GM Trailhead. Before Salesforce, she worked at a variety of companies ranging from scaled businesses to scrappy startups. During her career, Ms. Franklin has been awarded many accolades, including Forbes’ Most Influential CMO, “CMO to Watch” by Business Insider, and recipient of the Brand Genius Award from Adweek. Ms. Franklin holds a dual degree in chemical engineering and biochemistry from Virginia Tech.
Ms. Franklin was selected to serve on our Board because she brings a blend of technical knowledge, business acumen, and marketing expertise in emerging technologies and trends as well as knows how to scale a SaaS company.

William Losch AGE: 64 DIRECTOR SINCE: 2022
Mr. Losch has served on our Board since August 2022. He has been an advisor to Okta, Inc., an identity management platform for enterprises, since his retirement as Chief Financial Officer of Okta in March 2021. From June 2013 until his retirement in March 2021, he served as Chief Financial Officer of Okta, and from June 2007 to June 2013, he served as Chief Financial Officer at MobiTV, Inc., a technology platform provider of multiscreen video delivery services. From October 2004 to May 2007, he served as the Chief Accounting Officer at DreamWorks Animation, SKG, Inc., an animation company. From March 1998 to July 2003, he served in various finance positions, most recently as Vice President of Finance and Chief Accounting Officer, at Yahoo! Inc., an internet company. Mr. Losch currently serves on the board of directors of Druva, Inc., a privately-owned cloud data protection and management as a service company. Mr. Losch holds a B.A. in Economics from the University of California, Los Angeles.
Mr. Losch was selected to serve on our Board because of his more than three decades of successful experience providing financial and operational leadership for high-performing SaaS companies.

PagerDuty	4	2026 Proxy Statement

Directors Continuing in Office Until the 2027 Annual Meeting

Scott Aronson AGE: 55 DIRECTOR SINCE: 2026
Mr. Aronson has served on our Board since February 2026. Since November 2024, Mr. Aronson has served as an Operating Partner at Stripes, a private equity and venture fund, focusing on enterprise companies. Prior to joining Stripes, Mr. Aronson was the COO of Cloudera, a data and artificial intelligence platform company, from September 2018 to July 2022. He previously held C-level leadership positions at Medallia, a customer and employee experience management company, from November 2016 to September 2018, and prior to that at Pivotal Software, a cloud platform hosting and consulting services company. Earlier in his career, Mr. Aronson worked at Nortel and Inktomi before being one of the early go-to-market leaders at VMware during a significant growth period between 2003 and 2013. During his tenure at VMware, he held various roles, including Senior Vice President of Global Accounts, leading Global Accounts revenue from $0 to $250M and driving Channel/Alliance expansion to $2.5B. Mr. Aronson received a B.S. in Business Administration from the College of Charleston.
Mr. Aronson was selected to serve on our Board because he brings over 30 years of experience in the enterprise technology industry and has built world-class, cohesive leadership teams across various disciplines.

Teresa Carlson AGE: 63 DIRECTOR SINCE: 2024
Ms. Carlson has served on our Board since March 2024. Since October 2023, Ms. Carlson has served as the Chief Executive Officer of General Catalyst Institute. From January to September 2023, Ms. Carlson served as the President and Chief Commercial Officer of Flexport, a supply chain logistics solutions provider. Prior to that, Ms. Carlson served as Corporate Vice President and Executive-in-Residence at Microsoft Corporation, a global technology company, from May to December 2022. From April 2021 to March 2022, Ms. Carlson served as the President and Chief Growth Officer at Splunk, a big data platform provider. Prior to that, Ms. Carlson was a Vice President at Amazon Web Services, a subsidiary of Amazon from December 2010 through April 2021, where she founded and built the Worldwide Public Sector business along with the Aerospace and Satellite business unit and then picked up the other regulated industries from 2019 through 2021. Since August 2023, Ms. Carlson has served on the board of directors of Optimus Healthcare Services, Inc,, a company focused on creating a network of innovative healthcare companies. Ms. Carlson also served on the board of directors of KnightSwan Acquisition Corporation, a special purpose acquisition company, from December 2021 to December 2023. Ms. Carlson received a M.S., and B.S. from Western Kentucky University.
Ms. Carlson was selected to serve on our Board because of her extensive leadership experience and her expertise in driving digital transformation in global governments and regulated industries for the technology sector.

PagerDuty	5	2026 Proxy Statement

Rathi Murthy AGE: 60 DIRECTOR SINCE: 2019
Ms. Murthy has served on our Board since March 2019. Since March 2025, she has served as Chief Technology Officer of Varo Bank, the first all-digital nationally chartered U.S. bank. Prior to joining Varo Bank, Ms. Murthy served as the President and Chief Technology Officer of Expedia Group, a travel technology company, from June 2021 to May 2024, where she led a major transformation of the company’s travel platform, driving innovation and improving the customer experience. She also served as the Chief Technology Officer of Verizon Media, a division of Verizon Communications, Inc., a telecommunications company, from January 2020 until May 2021, and as Chief Technology Officer at Gap Inc., a clothing and accessories retailer, from March 2016 to January 2020, where she oversaw global technology strategy and led large-scale digital transformation initiatives. Prior to that, Ms. Murthy served in various senior leadership positions at American Express Company, a multinational financial services company, including Senior Vice President and Chief Information Officer of Enterprise Growth from January 2015 to March 2016 and Vice President, Technology from September 2012 to January 2015, where she helped build scalable platforms to support new growth and digital capabilities. Ms. Murthy holds a B.S. in Electrical Engineering from Bangalore University and an M.S. in Computer Engineering from Santa Clara University. In addition to her corporate leadership roles, Ms. Murthy also serves as an advisor to the University of San Francisco’s Board of Trustees Committee on Information Technology Strategy and is on the Board of Sri Sri University.
Ms. Murthy was selected to serve on our Board because of her deep expertise in AI, engineering and enterprise technology, her proven track record in building products and platforms at scale, and her executive leadership across global public companies.

Directors Continuing in Office Until the 2028 Annual Meeting

Elena Gomez AGE: 56 DIRECTOR SINCE: 2018
Ms. Gomez has served on our Board since October 2018. Ms. Gomez has served as the Chief Financial Officer of Toast, Inc., a cloud-based restaurant software company since May 2021. From May 2016 until May 2021, Ms. Gomez served as Chief Financial Officer at Zendesk, Inc., a global company that builds software for customer service and engagement. Prior to Zendesk, Ms. Gomez served in several senior finance roles at Salesforce, Inc and earlier in her career, she held finance roles at Visa Inc. and The Charles Schwab Corporation. Ms. Gomez Is Chair of the board for the Haas Business School at Berkeley. She also serves on the non-profit boards of Ladies Who Launch and the Boys and Girls Club of San Francisco. Ms. Gomez holds a B.S. in Business Administration from the Haas School of Business at the University of California, Berkeley.
Ms. Gomez was selected to serve on our Board because of her financial expertise as well as her extensive experience working in the technology sector and senior leadership experience at technology companies and public companies.

PagerDuty	6	2026 Proxy Statement

Zachary Nelson AGE: 64 DIRECTOR SINCE: 2018
Mr. Nelson has served on our Board since June 2018. Since December 2021, he has served as Chief Executive Officer of ZE Investments, a private investment company. From July 2002 to June 2017, Mr. Nelson served as the Chief Executive Officer at NetSuite Inc., a business management software company that was acquired by Oracle Corporation, a computer technology company, in November 2016. Mr. Nelson served on the board of directors as well as the audit committee of Freshworks, Inc. (NASDAQ:FRSH), a software solutions company, from August of 2021 until January 2026. Mr. Nelson holds a B.S. in Biological Sciences and an M.A. in Anthropology from Stanford University.
Mr. Nelson was selected to serve on our Board because of his experience building and scaling high-velocity cloud software companies and senior leadership experience at technology companies.

Bonita Stewart AGE: 68 DIRECTOR SINCE: 2021
Ms. Stewart has served on our board of directors since January 2021. She is a member of the Steering Committee of the BAG Collective, which launched in 2021, and founder and managing partner for BAG Ventures, a venture fund focused on investing in enterprise AI solutions. Prior to launching BAG Ventures she served as a Board Partner at Gradient Ventures where she advised early-stage artificial intelligence companies on their business development strategies and board practices. Ms. Stewart joined Google, a subsidiary of Alphabet Inc., in July 2006 where she served as Vice President, Global Partnerships from January 2016 to March 2021, and Vice President from May 2021 to March 2024, overseeing relationships with the largest US publishers across search, news, media/entertainment, commerce, and mobile apps. Prior to joining Google in 2006, she led Chrysler Group Interactive Communications for DaimlerChrysler AG, Dodge Passenger Cars and Minivans brand management and Chrysler Brand Advertising. Currently, she serves on the Deckers Brands (NYSE:DECK) board and the Dance Theatre of Harlem. Ms. Stewart graduated magna cum laude with a Bachelor of Arts from Howard University and an MBA from Harvard Business School.
Ms. Stewart was selected to serve on our Board because of her extensive experience leading multi-billion dollar operations, accelerating digital technology adoption and driving business transformation for major corporations in the IT, automotive and technology fields.

PagerDuty	7	2026 Proxy Statement

Director Independence
Our common stock is listed on the NYSE. NYSE rules require that a majority of our directors are independent. NYSE rules also generally require that each member of our audit, compensation and nominating and corporate governance committees be independent. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management. Audit committee members must also satisfy the independence criteria of Rule 10A-3(b)(1) under the Exchange Act.
Our Board has reviewed the independence of our directors, and has determined that all non-employee members of our Board, representing nine of our ten directors, are “independent directors” under current SEC rules and NYSE listing standards, and that each member of our Audit Committee also satisfies the additional independence criteria of Rule 10A-3(b)(1) under the Exchange Act. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company, including the beneficial ownership of our capital stock by each non-employee director, and all other facts and circumstances that our Board deemed relevant.
Board Leadership Structure
We believe that the structure of our board of directors and its committees provides strong overall management of our Company. Jennifer Tejada, our Chief Executive Officer, serves as Chair of our Board and presides over meetings of our Board and carrying out other customary duties of a board chair. Ms. Tejada brings valuable insight to our Board through the perspective and experience she brings as Chief Executive Officer and more than a decade of public company director experience. Zachary Nelson serves as our Presiding Director, chairing periodic meetings of our independent directors, serving as a liaison between the Chair of the Board and the independent directors, and performing other duties requested by our Board.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. Those risks include, among others, strategic, financial, business and operational, cybersecurity, legal compliance, and reputational risks. The Board believes that its current structure provides effective risk oversight. Although the Board does not have a standing risk management committee, it oversees risk management directly through the Audit Committee, the Board as a whole, and through its other standing committees that address relevant risks inherent in their respective areas of oversight.
The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also plays a role in overseeing risks from cybersecurity threats, and periodically reviews with Company management significant cybersecurity threats and risks, as well as the processes the Company has implemented to address them. The Audit Committee also oversees compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee (the “Nominating Committee”) oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure and director independence, and succession planning. The Compensation Committee assesses whether any of our compensation practices may encourage excessive risk-taking. Both the Board as a whole and its standing committees receive periodic reports from executive management, and incidental reports as matters arise. It is the responsibility of each committee chair to report findings of any material risk exposures to the Board as appropriate.
Meetings of the Board
Our Board is responsible for the oversight of Company management and the strategy of the Company and for establishing corporate policies. Our Board and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. The Board met twelve times during the last fiscal year. All Board members attended at least 75% of all meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
We encourage our directors and director nominees to attend our annual meeting of stockholders, and all of the then-current members of our Board attended the 2025 Annual Meeting of Stockholders.

PagerDuty	8	2026 Proxy Statement

Committees of the Board
Our Board has established an Audit Committee, a Compensation Committee and a Nominating Committee. Our Board may establish other committees from time to time to facilitate the management of our business. The composition and responsibilities of each of the committees as of April 30, 2026 is described below. Members serve on these committees until their resignation or until otherwise determined by the Board.
Each committee operates under a written charter that satisfies applicable SEC rules and NYSE listing standards. Copies of each charter are posted on our website at https://investor.pagerduty.com/governance/governance-documents. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jennifer Tejada
Scott Aronson(1)	Member
Teresa Carlson	Member		Member
Donald Carty	Member
Sarah Franklin	Member
Elena Gomez	Member
William Losch	Chair
Rathi Murthy		Member
Zachary Nelson		Chair	Member
Bonita Stewart		Member	Chair
Total Number of Meetings in Fiscal Year 2026	5	6	5
(1)Mr. Aronson was appointed to the Board and Audit Committee on February 9, 2026.

PagerDuty	9	2026 Proxy Statement

Audit Committee MEMBERS: WILLIAM LOSCH (CHAIR) SCOTT ARONSON TERESA CARLSON DONALD CARTY SARAH FRANKLIN ELENA GOMEZ
The Audit Committee oversees the Company’s accounting and financial reporting processes and audits of our financial statements. Our Audit Committee is responsible for, among other things:
•overseeing our accounting and financial reporting processes, internal controls, financial statement audits, and the integrity of our financial statements;
•managing the selection, engagement terms, fees, independence, and performance of our independent registered public accounting firm to audit our financial statements;
•reviewing the scope and results of the audit with our independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;
•overseeing our risk identification, assessment and management practices, processes and policies in all areas of our business, including financial, accounting, tax, privacy, AI, cybersecurity, and information technology matters;
•overseeing compliance with our Code of Business Conduct and Ethics;
•reviewing and approving related-party transactions;
•obtaining and reviewing a report by the independent registered public accounting firms, at least annually, that describes the firm’s internal quality-control procedures, any material issues with such procedures, and any steps taken to address such issues when required by applicable law; and
•approving or pre-approving audit services and fees and non-audit services and fees of our independent registered public accounting firm.
Each member of our Audit Committee meets the requirements for independence under NYSE listing standards and the SEC rules. Each member of our Audit Committee also meets the financial literacy requirements of the listing standards of the NYSE. In addition, our Board has determined that each of Mr. Losch, Mr. Aronson, Mr. Carty, and Ms. Gomez is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

PagerDuty	10	2026 Proxy Statement

Compensation Committee MEMBERS: ZACHARY NELSON (CHAIR) RATHI MURTHY BONITA STEWART
Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board approve, the compensation of our executive officers and other senior management;
•reviewing and recommending to our Board the compensation of our non-employee directors;
•administering our equity award plans and other compensation plans;
•evaluating and adopting compensation plans and evaluating and recommending to our Board the approval, modification, or termination of our existing plans; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation strategy.
Each member of our Compensation Committee meets the requirements for independence under NYSE listing standards and SEC rules. Each member of the compensation committee is also a non-employee director, as defined by Rule 16b-3 under the Exchange Act.

COMPENSATION COMMITTEE PROCESSES
The Compensation Committee meets quarterly, and more often if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with Company management and with Compensia, Inc. (“Compensia”). The Compensation Committee meets regularly in executive session, and at times it may invite members of management, other employees, and other outside advisors to advise the Compensation Committee or otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not attend any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The charter of the Compensation Committee grants it full access to all books, records, facilities and personnel of the Company. The charter also gives the Compensation Committee authority to receive, at the Company’s expense, advice from compensation consultants, and internal and external legal, accounting or other advisors, and other external resources. Under the charter, before the Compensation Committee engages external advisors (other than in-house legal counsel and certain other types of advisors), it must consider six factors prescribed by the SEC and the NYSE that bear on an advisor’s independence; however, there is no requirement that any advisor be independent.
During the past fiscal year, the Compensation Committee engaged Compensia as its compensation consultant. The Compensation Committee requested that Compensia assist in designing executive compensation and non-employee director compensation, and conduct comparative analysis of our compensation relative to comparable companies. Compensia representatives meet regularly with our Compensation Committee during its regular meetings, including in executive sessions from time to time without any members of management present. Compensia works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee’s approval. No work performed by Compensia during fiscal year 2026 raised a conflict of interest.
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In fiscal year 2026, the Compensation Committee delegated authority to the Chief Executive Officer to grant, without any further action required by the Compensation Committee, equity awards to employees and consultants. This delegation is subject to specific limits approved by the Compensation Committee, and does not include equity grants to Company officers or directors, nor to direct reports to the Chief Executive Officer. This delegation provides flexibility of equity award administration and facilitates the timely grant of equity awards to non-executive employees, particularly new employees. Under this delegation of authority, the Chief Executive Officer may make awards in an individual amount of up to 100,000 restricted stock units (“RSUs”) or stock options to purchase up to 200,000 shares or a combination of 150,000 RSUs and stock options, subject to an aggregate value limit of $2 million, to eligible employees per fiscal year. As part of its oversight function,

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the Compensation Committee typically reviews the list of grants made by the Chief Executive Officer at each regularly scheduled meeting.
The Compensation Committee also reviews individual compensation, such as compensation for new executive hires, and more strategic issues like the Company’s overall compensation strategy. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which determines any adjustments to her compensation and awards to be granted. For all executives, the Compensation Committee may review and consider other materials such as financial reports and projections, operational data, tax and accounting information, total compensation, stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including comparative analyses of compensation paid by comparative companies.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee is currently comprised of Mr. Nelson, Ms. Stewart, and Ms. Murthy, none of whom is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, on the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee MEMBERS: BONITA STEWART (CHAIR) TERESA CARLSON ZACHARY NELSON
Our Nominating Committee is responsible for, among other things:
•identifying and evaluating candidates for our Board, including the nomination of incumbent directors for re-election and nominees recommended by stockholders;
•reviewing the performance of our Board, Board committees, and management;
•considering and making director compensation recommendations to our Board;
•adopting plans for the continuing education of directors and orientation of new directors;
•reviewing our environmental, social and governance activities and programs and related public disclosures;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
•reviewing succession plans for our executive officers and making recommendations to our Board regarding selection of appropriate individuals to succeed to these positions.
Each member of our Nominating Committee meets the requirements for independence under NYSE listing standards.

EVALUATING DIRECTOR NOMINEES
In identifying and evaluating director candidates, including the current directors eligible for re-election, our Nominating Committee considers the size and composition of our Board and the needs of our Board and its committees. Some of the qualifications that our Nominating Committee considers include, without limitation, experience relevant to us and our Board, accomplishments, credentials, independence, area of expertise, and the highest ethical and moral standards. Although our Board does not maintain a specific policy with respect to board diversity, the Nominating Committee seeks a broad range of backgrounds and experiences to provide an effective mix of viewpoints and knowledge.

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After completing its review and evaluation of director candidates, our Nominating Committee recommends to our full Board the director nominees for selection.
STOCKHOLDER RECOMMENDATIONS FOR NOMINATIONS TO THE BOARD OF DIRECTORS
Our Nominating Committee will consider candidates for director recommended by our stockholders who are stockholders of record at the time of the submission of the director recommendation and on the record date for the determination of stockholders entitled to vote at the annual meeting, so long as such recommendations comply with our amended and restated certificate of incorporation, our amended and restated bylaws, and applicable laws, rules and regulations. The Nominating Committee will evaluate those recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, and the regular director nominee criteria described above. This process is designed to ensure that our Board includes members with a range of different backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.
Stockholders who wish to recommend candidates to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: c/o PagerDuty, Inc., 600 Townsend St., Suite 200, San Francisco, CA 94103, Attn: Secretary, during the window between the close of business on the 120th day before and the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting. Submissions must include the full name and address of the stockholder on whose behalf the submission is made, the number of shares owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and any additional information required by our amended and restated bylaws. Our Nominating Committee has discretion to decide which individuals to recommend for nomination as directors. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Communications with our Board of Directors
Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director, care of our Secretary at 600 Townsend St., Suite 200, San Francisco, CA 94103. The communication should indicate that it contains a stockholder or interested party communication. Our Secretary or his/her designee, in consultation with appropriate directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chair of our Board.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations webpage at https://investor.pagerduty.com/governance/governance-documents.
We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website or in a Current Report on Form 8-K filed with the SEC. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference into this Proxy Statement the information on or accessible through our website.

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Board Evaluations
For fiscal year 2026, we engaged an outside advisor to conduct a comprehensive Board evaluation to assess the effectiveness of our Board, committees and members. The process was facilitated by an independent third party to preserve integrity and anonymity of the Board members. The evaluation process facilitator solicited feedback from Board members individually to obtain and compile responses to the evaluation, which included feedback from Board members on other Board members, for review by the Board and senior executives of the Company.
Our Board, Nominating and Corporate Governance Committee, and certain senior executives of the Company then reviewed and discussed the evaluation results and any actions to be taken as a result of the discussion. The results were used to inform Board and committee composition and refreshment, including the expansion and refinement of the attributes and criteria for Board membership and to address the evolving needs of the Company.
Director Compensation
The following table shows the compensation we paid our directors during the fiscal year ended January 31, 2026, other than Jennifer Tejada, our Chief Executive Officer, who is also a member of our Board but did not receive any additional compensation for service as a director. The compensation of Ms. Tejada as a named executive officer is set forth below under “Executive Compensation—Summary Compensation Table for Fiscal Year 2026.” The table below includes compensation paid to Mr. Solomon, who was an employee of the Company until July 2, 2024 and was a director until December 30, 2025. Mr. Aronson was appointed to the Board on February 9, 2026; as such, he was not a director during the fiscal year ended January 31, 2026 and is not included in the following table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Teresa Carlson	50,000	—	184,998	—	234,998
Donald Carty(3)	34,397	—	449,993	—	484,390
Sarah Franklin	45,000	—	184,998	—	229,998
Elena Gomez	45,000	—	184,998	—	229,998
William Losch	55,000	—	184,998	—	239,998
Rathi Murthy	42,500	—	184,998	—	227,498
Zachary Nelson	55,000	—	184,998	—	239,998
Alex Solomon(4)	31,932	—	184,998	—	216,930
Bonita Stewart	52,500	—	184,998	—	237,498
(1)The amounts disclosed represent the aggregate grant date fair value of the stock awards granted under our 2019 Equity Incentive Plan (the “2019 Equity Plan”), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ASC Topic 718 (“ASC Topic 718”). Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Form 10-K. These amounts do not reflect the actual economic value that may be realized by the director. For additional information, refer to Note 11 to our audited consolidated financial statements included in our Form 10-K for the fiscal year ended January 31, 2026.
(2)As of January 31, 2026, our non-employee directors held outstanding stock options to purchase shares of common stock and outstanding RSUs. Ms. Gomez and Ms. Murthy held 161,140 and 103,881 outstanding stock options, respectively. Ms. Carlson held 25,242 outstanding RSUs. Mr. Carty held 28,662 outstanding RSUs. Ms. Franklin held 26,331 outstanding RSUs. Ms. Gomez, Mr. Losch, Ms. Murthy, Mr. Nelson, and Ms. Stewart each held 12,416 outstanding RSUs.
(3)Mr. Carty was appointed as a director on April 28, 2025.
(4)Mr. Solomon resigned as a director effective December 30, 2025.

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Non-Employee Director Compensation Policy
Pursuant to our non-employee director compensation policy effective March 12, 2024, our non-employee directors receive the compensation described below.
Equity Compensation
Any person who is elected or appointed as a non-employee director for the first time will receive an initial award of RSUs having a value of $450,000 on the date of grant (the “Initial Grant”). The Initial Grant will vest in three equal annual installments on the anniversary date on which the non-employee director was appointed to our Board, subject to the director’s continuous service to us through each such date.
On the date of each annual meeting of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of RSUs having a fair market value of $185,000 on the date of grant (the “Annual Grant”). The Annual Grant will fully vest on the earlier of the first anniversary of the grant date or immediately before the next annual meeting of stockholders, subject to the director’s continuous service to us through each such date. A non-employee director who is elected for the first time six months or less before the date of our next annual meeting of stockholders will not be eligible to receive such Annual Grant at the first annual meeting of stockholders following his or her appointment or election.
Cash Compensation
Each non-employee director is also paid cash compensation for services on our Board and its committees as follows:
•$35,000 annual cash retainer for service as a Board member and an additional annual cash retainer of $15,000 for service as lead independent director of our Board, if any;
•$20,000 annual cash retainer for service as chair of the Audit Committee and $10,000 per year for service as a member of the Audit Committee;
•$15,000 annual cash retainer for service as chair of the Compensation Committee and $7,500 per year for service as a member of the Compensation Committee; and
•$10,000 annual cash retainer for service as chair of the Nominating Committee and $5,000 per year for service as a member of the Nominating Committee.
The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial quarters.
Director Compensation Limits
Director compensation limits are in place that may not be increased without stockholder approval. Under the terms of the 2019 Equity Plan, the maximum number of shares of common stock subject to awards granted and cash fees paid by us during any one calendar year to any non-employee director for service on our Board will not exceed $750,000 in total value (calculating the value of the awards based on the grant date fair value for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to our Board, $1,000,000.
Expenses
We will reimburse each eligible non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of our Board and any committee of the Board.

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PROPOSAL 1
Election of Directors
Our Board currently has ten members, and, in accordance with our certificate of incorporation, is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, the Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. There are four Class I directors in the class whose term of office expires in 2026:

■ Jennifer Tejada	■ Donald J. Carty	■ Sarah Franklin	■ William Losch

Nominees
Our Board has nominated Jennifer Tejada, Donald J. Carty, Sarah Franklin, and William Losch for election as Class I directors at the Annual Meeting. If elected, each will serve as Class I directors until the 2029 annual meeting of stockholders or until their successors are elected and qualified, or their earlier death, resignation or removal. Each of the nominees is currently a director of the Company. For more information on the nominees, see the section above titled “Board of Directors and Corporate Governance.” Each of the nominees is a current member of our Board and has consented to serve if elected, and we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominee, leaving a vacancy on our Board. Our Board may fill such vacancy at a later date or reduce the size of our Board.
Vote Required
The election of Class I directors requires a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors to be approved. Accordingly, the four nominees receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTORS NOMINATED BY OUR BOARD AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

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PROPOSAL 2
Ratification of Selection of Independent Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending January 31, 2027. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since April 2024.
At the Annual Meeting, stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending January 31, 2027 if our Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP for fiscal years ended January 31, 2026 and January 31, 2025.

	2026 ($)	2025 ($)

Audit Fees(1)	2,425,000	2,398,560
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	73,065	2,000
Total Fees	2,498,065	2,400,560
(1)Consist of aggregate fees for professional services provided in connection with the annual audits of our consolidated financial statements and internal control over financial reporting, the review of our quarterly condensed consolidated financial statements, and fees related to accounting matters that were addressed during the annual audit and quarterly reviews. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements.
(2)Consist of aggregate fees for professional services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”
(3)Consist of aggregate fees for tax compliance and consultation services.
(4)Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data, and license compliance services.

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Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. All of the services provided by PricewaterhouseCoopers LLP for the years ended January 31, 2026 and 2025 described above were pre-approved by the Audit Committee.
The Audit Committee has determined that PricewaterhouseCoopers LLP may render certain non-audit services to the Company while maintaining their independence.
Vote Required
The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions will have the effect of a vote against the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2, THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JANUARY 31, 2027.

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Audit Committee Report
The information in the following Audit Committee Report should not be deemed to be soliciting material or to be filed with the SEC, nor should it be incorporated by reference into any future SEC filings, except to the extent that PagerDuty, Inc. specifically incorporates it by reference in any filing.
The Audit Committee represents our Board in the oversight of:
•our accounting and financial reporting processes and the audit of our financial statements;
•the integrity of our financial statements;
•our compliance with legal and regulatory requirements;
•risk assessment and management;
•our independent registered public accounting firm’s appointment, qualifications, and independence; and
•overseeing our independent registered public accounting firm’s fees, and its performance of our annual financial statement audit and other non-audit assignments.
The Audit Committee is composed of six non-employee directors. Our Board has determined that each member of the Audit Committee is independent, and that each of Mr. Losch, Mr. Aronson, Mr. Carty, and Ms. Gomez is an “audit committee financial expert” under SEC rules. The Audit Committee informs our Board of financial matters requiring the Board’s attention. The Audit Committee reviews our financial disclosures and meets with our independent registered public accounting firm outside the presence of our management.
The Audit Committee reviewed and discussed the audited financial statements in the Form 10-K for the fiscal year ended January 31, 2026 with management and with our independent registered public accountant, PricewaterhouseCoopers LLP, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”).
The Audit Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee discussed with PricewaterhouseCoopers LLP its independence from management and the Company, including matters in the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with PricewaterhouseCoopers LLP’s independence.
Based on the review described above, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in the Form 10-K for the fiscal year ended January 31, 2026 for filing with the SEC. The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2027. Our Board recommends that stockholders ratify this selection at the Annual Meeting.
Respectfully submitted by the members of the Audit Committee of the Board (as of May 4, 2026).
William Losch (Chair)
Scott Aronson
Teresa Carlson
Donald Carty
Sarah Franklin
Elena Gomez

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PROPOSAL 3
Advisory, Non-Binding Vote to Approve the Compensation of Our Named Executive Officers
We are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers for fiscal 2026 as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act. Our executive compensation program is designed to reward performance and align executive compensation with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” and the disclosures that follow for additional details about our executive compensation program, including the fiscal 2026 compensation of our named executive officers.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy and practices described in this Proxy Statement. Our Board and our Compensation Committee believe that these policies and practices are effective in advancing our compensation philosophy and goals.
Accordingly, we are asking our stockholders to vote “FOR” the following resolution:
RESOLVED, that the stockholders hereby approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC.
Vote Required
The approval of this advisory non-binding proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the advisory vote to approve the compensation of our named executive officers. Broker non-votes will have no effect on this proposal. Abstentions will have the effect of a vote against the proposal.
While the outcome of the vote on this proposal is not binding, our management team, our Board and our Compensation Committee will consider the opinions expressed by our stockholders, whether through this vote or otherwise, and will consider the outcome of this vote when making future executive compensation decisions.
We currently conduct annual advisory votes on executive compensation and expect to conduct the next advisory vote at our next annual meeting of stockholders in 2027.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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Executive Officers
The following table shows our executive officers as of April 20, 2026. Our executive officers are appointed by, and serve at the discretion of the Board, and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Jennifer Tejada	55	Chief Executive Officer and Chair of the Board
Howard Wilson	61	Chief Financial Officer
Executive Officers
JENNIFER TEJADA
Biographical information regarding Ms. Tejada can be found in the table of director biographies beginning on page 3 of this Proxy Statement.
HOWARD WILSON
Mr. Wilson has served as our Chief Financial Officer since September 2018 and served as our acting Chief Financial Officer from December 2017 to September 2018. Mr. Wilson also served as our Chief Commercial Officer from January 2017 to September 2018. From August 2016 to June 2018, Mr. Wilson served as an Executive Consultant and Leadership Advisor at The BluePrint Lab, a consulting company. From April 2015 to July 2016, Mr. Wilson served as General Manager, Digital Experience Management at Dynatrace, LLC, an application performance management software company. From October 2013 to December 2015, Mr. Wilson served as Chief Commercial Officer and Executive Vice President at Keynote Systems. Mr. Wilson holds a B.Sc. in Information Systems and Psychology from the University of South Africa.
On November 22, 2025, Mr. Wilson notified us of his intention to retire as our Chief Financial Officer and principal financial officer following our Board’s identification and appointment of a successor. Mr. Wilson remains our Chief Financial Officer and principal financial officer through the date of his retirement, which date has not yet been determined.

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Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes the fiscal 2026 compensation program for our Named Executive Officers (“NEOs”). For fiscal 2026, our NEOs, were:
•Jennifer Tejada, our Chief Executive Officer (our “CEO”) and Chair of the Board (principal executive officer);
•Howard Wilson, our Chief Financial Officer (our “CFO”) (principal financial officer)
On November 22, 2025, Mr. Wilson notified us of his intention to retire as our Chief Financial Officer and principal financial officer following our Board’s identification and appointment of a successor. Mr. Wilson remains our Chief Financial Officer and principal financial officer through the date of his retirement, which date has not yet been determined.
We have no other executive officers who were serving as of January 31, 2026. Shelley Webb, our former Chief Legal & People Officer resigned from the Company effective February 3, 2025. Although Ms. Webb served as an executive officer for three days of fiscal year 2026, her compensation during fiscal 2026, is not included below because it was below the applicable disclosure threshold of Item 402 of Regulation S-K promulgated under the Exchange Act. We have no other executive officers who served during fiscal 2026.
In this CD&A, we describe the material elements of our executive compensation philosophy and programs during fiscal 2026, and provide the key facts and reasoning behind our Compensation Committee’s decisions on the fiscal 2026 compensation of our NEOs. References to our “executive officers” in this CD&A include each of our NEOs.
Executive Summary
WHO WE ARE
PagerDuty, Inc. is a global leader in AI-first operations management serving more than 35,000 organizations worldwide. The PagerDuty Operations Cloud is a comprehensive, multi-product operations cloud platform that sits at the center of the enterprise technology stack. The Platform is a system of intelligence and action, ingesting signals from over 700 integrations, to orchestrate the right response across people, machines and software. Trusted by nearly half of the Fortune 500, half of the Forbes AI 50, and approximately two-thirds of the Fortune 100, PagerDuty is essential to delivering always-on digital experiences for modern businesses.
FISCAL 2026(1) PERFORMANCE HIGHLIGHTS
Since our founding in 2009, PagerDuty has evolved from a single product focused on on-call management for developers into a comprehensive, multi-product operations cloud platform that spans the entire enterprise. Today, our platform breaks down organizational silos across development, IT operations, security, customer service, and business operations, reaching technical practitioners and executive stakeholders alike. During the fiscal year ended January 31, 2026, we recognized our first full year of United States Generally Accepted Accounting Principles (“GAAP” or “U.S. GAAP”) profitability, continued to improve our operating margin, and continued to increase our non-GAAP profitability. Financial highlights from fiscal 2026 include:
•Revenue: Fiscal year revenue was $492.5 million, an increase of 5.4% year-over-year.
•Gross Margin: GAAP gross margin was 84.9% for fiscal 2026 compared to 83.0% for fiscal 2025. Non-GAAP(2) gross margin was 86.4% for fiscal 2026 compared to non-GAAP gross margin of 86.2% for fiscal 2025.
•Operating Income (Loss): GAAP operating income was $5.8 million, or GAAP operating margin of 1.2% for fiscal 2026 compared to a GAAP operating loss of $59.8 million, or GAAP operating margin of negative 12.8%, for fiscal 2025. Non-GAAP operating income was $121.1 million, or non-GAAP operating margin of 24.6% for fiscal 2026 compared to non-GAAP operating income of $82.7 million, or non-GAAP operating margin of 17.7%, for fiscal 2025.

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•Net Income (Loss) Attributable to PagerDuty, Inc. Common Stockholders: GAAP net income attributable to PagerDuty, Inc. common stockholders was $173.9 million for fiscal 2026 compared to a GAAP net loss attributable to PagerDuty, Inc. common stockholders of $54.5 million for fiscal 2025. GAAP net income per basic share attributable to PagerDuty, Inc. common stockholders was $1.91 for fiscal 2026 compared to GAAP net loss per basic share attributable to PagerDuty, Inc. common stockholders of $0.59 for fiscal 2025. GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $1.87 for fiscal 2026 compared to GAAP net loss per diluted share attributable to PagerDuty, Inc. common stockholders of $0.59 for fiscal 2025. Non-GAAP net income per basic share attributable to PagerDuty, Inc. common stockholders was $1.19 for fiscal 2026 compared to $0.87 for fiscal 2025. Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $1.16 for fiscal 2026 compared to $0.85 for fiscal 2025.
•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $114.9 million or 23.3% of revenue for fiscal 2026 compared to $117.9 million, or 25.2% of revenue, for fiscal 2025. Free cash flow was $102.7 million or 20.8% of revenue for fiscal 2026 compared to $108.4 million, or 23.2% of revenue, for fiscal 2025.
(1)Our fiscal year ends on January 31. References to fiscal 2026 refer to the fiscal year ended January 31, 2026.
(2)To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, we use certain non-GAAP financial measures. For a full reconciliation of the U.S. GAAP to non-GAAP financial measures, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations— Non-GAAP Financial Measures” of our Form 10-K filed with the Securities and Exchange Commission on March 12, 2026.
FISCAL 2026 EXECUTIVE COMPENSATION RESULTS
To support our strategy, we’ve built an executive team with skills and experience in growing top technology companies. With continued competition for executive talent in the technology sector, our executives remain recruiting targets from both large technology companies and emerging growth companies. The target pay levels for our executives are deliberately designed to address the competitive talent landscape and to attract, motivate and retain top industry talent that is capable of driving efficient growth, fostering innovation, and expanding operating margins.
Consistent with our “pay-for-performance” philosophy and our performance and compensation program objectives for fiscal 2026, as discussed below, our Compensation Committee took the following key actions with respect to the compensation of our NEOs for fiscal 2026:
•Target Cash Compensation – No increases were made to base salary or target annual cash bonus opportunity for Ms. Tejada. Mr. Wilson received a modest increase in both base salary and target annual cash bonus opportunity for fiscal 2026.
•Short-Term Incentive Compensation – Our performance-based annual short-term incentive compensation opportunities are tied to two key financial metrics that drive our business. We set rigorous targets requiring performance above fiscal 2025 results, and we approved payments for our NEOs, equal to 58.0% of the target annual short-term opportunities, based solely on our achievement of such metrics.
•Long-Term Incentive Compensation – We decreased the target award value of equity incentives granted to Ms. Tejada by approximately 30% compared to fiscal 2025 and made no increases to Mr. Wilson’s target award value. Equity awards were delivered in the form of time-based restricted stock unit (“RSU”) awards and performance-vesting restricted stock unit (“PSU”) awards that were eligible to be earned based on the achievement of a revenue target for fiscal 2026 and satisfaction of a three-year time-based vesting schedule. We achieved 97.8% of our revenue target, which fell short of the threshold for payout and each of our NEOs forfeited fiscal 2026 PSU awards in full.

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EXECUTIVE COMPENSATION POLICIES AND PRACTICES
We strive to maintain sound governance standards consistent with our executive compensation policies and practices. The following summarizes our executive compensation and related policies and practices:

What we do	What we do not do

Maintain an Independent Compensation Committee. Our Compensation Committee consists solely of independent directors who establish our compensation practices.	No Guaranteed Bonuses. We do not provide guaranteed bonuses to our NEOs.

Retain an Independent Compensation Advisor. Our Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on compensation independent of management. This consultant performed no other consulting or other services for us in fiscal 2026.

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our NEOs other than the plans and arrangements that are available to all employees. Our NEOs are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

Annual Executive Compensation Review. Our Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.
No Hedging or Pledging. We prohibit our employees (including our officers) and the non-employee members of our Board from hedging or pledging our securities.

Annual Compensation Risk Assessment. Our Compensation Committee conducts an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage our employees to take excessive or inappropriate risk and that the level of risk encouraged is not reasonably likely to have a material adverse effect on us.
No Significant Tax Payments on Perquisites. We do not provide significant tax reimbursement payments (including “gross-ups”) on perquisites or other personal benefits.

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our NEOs’ compensation is “at risk” based on corporate performance, and is equity-based, to align the interests of our NEOs and stockholders.

No “Golden Parachute” Excise Tax Payments. We do not provide any contracts or agreements guaranteeing future excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of our Company.

Use a Pay-for-Performance Philosophy. The majority of target total direct compensation opportunities are structured with a significant long-term equity component, thereby making a substantial portion of each NEO’s target total direct compensation dependent upon our stock price and/or total stockholder return over the long term.
No Special Welfare or Health Benefits. We do not provide our NEOs with any welfare or health benefit programs, other than participation in our broad-based employee programs.

Compensation Recovery (“Clawback”) Policy. We maintain a compensation recovery policy that complies with Rule 10D-1 under the Exchange Act and NYSE listing standards for our current and former executive officers for the recovery of any erroneously awarded performance-based incentive compensation, which is discussed under the section titled “Compensation Recovery Policy” below.
No Single-Trigger Protections. We do not provide “single-trigger” cash payments or equity award vesting acceleration upon a change in control of our Company.

Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.

Stock Ownership Guidelines. Covered members (including Ms. Tejada, Mr. Wilson, and members of our Board of Directors) have a 5-year compliance period to achieve required ownership levels. Not complying with the share requirement at the end of the given time period triggers a retention ratio, whereby participants would be required to hold 50% of after-tax shares delivered until the guidelines are satisfied.

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EXECUTIVE COMPENSATION PHILOSOPHY AND COMPOSITION
Our executive compensation program is guided by our overarching philosophy of paying for performance. Consistent with this philosophy, we have designed our executive compensation program with the following primary objectives:
•Provide market competitive compensation to attract, motivate and retain highly skilled executives;
•Linking the long-term incentive compensation of our executives to stockholder value creation and their cash incentives to our annual performance;
•Ensure that our executive compensation philosophy is equitable and fosters trust;
•Offer total compensation opportunities to our executive officers that are competitive, fair, and equitable.
Our executive compensation has three principal elements: base salary, short-term incentives, and long-term incentives
To ensure this alignment and to motivate and reward individual initiative and effort, a substantial portion of our executive officers’ annual target total direct compensation opportunity is both variable in nature and “at-risk.” We rely on variable compensation to our executive officers through two separate compensation elements:
•First, we provide an annual short-term incentive compensation plan that provides cash payments based on the achievement of short-term financial, operational and strategic performance objectives set annually.
•Second, equity awards form the primary “at-risk” portion of our executive compensation. A significant portion of equity awards are typically PSUs, the value of which depends on rigorous internal performance goals that drive long-term growth.
These variable pay elements mean that our executive officers’ compensation is variable and commensurate with our performance results. We believe this incentivizes our executive officers to drive financial performance and long-term growth.
ADVISORY VOTE ON NEO COMPENSATION AND STOCKHOLDER ENGAGEMENT
At our 2025 Annual Meeting of Stockholders, we conducted a Say-on-Pay vote on the compensation of our named executive officers disclosed in our proxy statement filed in 2025. Approximately 77.1% of the shares of our common stock represented and entitled to vote on the matter voted to approve, on an advisory basis, the fiscal 2025 compensation of our named executive officers.
In reviewing this result, our Board noted that initially, Institutional Shareholder Services, Inc. (“ISS”) had issued unfavorable vote recommendations on our 2025 Say-on-Pay proposal. Upon closer examination, however, our Compensation Committee determined that ISS’s recommendation had been based, in large part, on an apparent pay-for-performance misalignment arising from disclosures in our proxy statement of our short-term and long-term incentive compensation programs. ISS also raised concerns about the aggregate target value of our CEO’s fiscal 2025 equity awards.
Our Compensation Committee directed our management team to engage with ISS and with our stockholders on these matters. In June 2025 we made a supplemental proxy filing with the SEC providing enhanced disclosure of the performance measures and related target levels for each of these programs, along with a commitment to reduce the target value of our CEO’s fiscal 2026 equity award. Shortly thereafter, ISS published a proxy alert reversing its position and issuing a “FOR” recommendation on our Advisory Vote to Ratify Named Executive Officers' Compensation.
Given ISS’s reversal of its prior position, our Board and Compensation Committee believe that some portion of the negative votes on our 2025 Say-on-Pay proposal were attributable to ISS’s initial, rather than its updated, voting recommendation. Our Board therefore believes that the results of the 2025 Say-on-Pay vote was not representative of the overall views of our stockholders on our executive compensation. Accordingly, our Compensation Committee continued its general approach to executive compensation. But it also intended to provide enhanced transparency in this proxy statement on the performance metrics and target levels of our short-term and long-term performance-based compensation programs, and to increase the rigor of performance targets. The Compensation Committee also decided to hold Ms. Tejada’s cash compensation for fiscal 2026 at the levels in place since fiscal 2023.

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We value the opinions of our stockholders. Stockholder feedback is reported to our Board and Compensation Committee throughout the year. Our goal is to be responsive to our stockholders when making compensation decisions for our executives, including our NEOs, and to ensure we understand and address their concerns and observations. In making further executive compensation decisions, our Board and Compensation Committee will consider the outcome of this year’s Say-on-Pay vote (see Proposal 3 in this Proxy Statement), future Say-on-Pay votes, and feedback we receive throughout the year.
At our 2021 Annual Meeting of Stockholders, we conducted a non-binding stockholder advisory vote on the frequency of future Say-on-Pay votes (commonly referred to as a “Say-When-on-Pay” vote). Our stockholders expressed a preference for holding future Say-on-Pay votes on an annual basis. Consistent with the recommendation of our Board and in recognition of this preference our Board has determined that, until the next Say-When-on-Pay vote, we will hold annual Say-on-Pay votes. Following the 2026 Annual Meeting of Stockholders (to which this Proxy Statement relates), our next Say-on-Pay vote will take place at our 2027 Annual Meeting of Stockholders.
Compensation-Setting Process
ROLE OF COMPENSATION COMMITTEE
Our Compensation Committee discharges many of the Board’s responsibilities over our executive compensation and our non-employee director compensation. Our Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy, and it oversees our compensation, benefit, and equity plans. Our Compensation Committee reviews and approves annually all compensation for our executive officers. Our Compensation Committee retains an independent compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program. Our Compensation Committee’s authority, duties and responsibilities are further described in its charter, available on our website at https://investor.pagerduty.com/governance/governance-documents.
SETTING TARGET TOTAL DIRECT COMPENSATION
Our Compensation Committee reviews the base salary, annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities of our executive officers and all related performance criteria at the beginning of each year, or more frequently as warranted. In setting the compensation of our executive officers, our Compensation Committee relies primarily on the general experience of its members and subjective considerations of various factors, including:
•our executive compensation program objectives;
•our performance against our financial, operational, and strategic objectives, and our performance relative to our compensation and performance peers;
•each executive officer’s role, qualifications, experience, and performance relative to similarly-situated executives;
•each executive officer’s compensation relative to competitive market data and our peer group; and
•the feedback received from our stockholders and the results of our annual Say-on-Pay votes.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting compensation, nor can we precisely quantify the impact of any factor on ultimate pay. The members of our Compensation Committee consider these factors holistically in light of their individual experience, business judgment, and their knowledge of the Company, the competitive market, and each executive officer.
ROLE OF MANAGEMENT
Our management assists our Compensation Committee by providing information on corporate and individual performance, competitive market data and management’s perspective and recommendations on compensation matters.

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Typically, Ms. Tejada makes recommendations to our Compensation Committee (with support from our total rewards team and from Compensia) on compensation for our executive officers, including Mr. Wilson, except with respect to her own compensation. At the beginning of each year, Ms. Tejada typically reviews the performance of each executive officer and shares these evaluations with our Compensation Committee for each element of compensation as described above. The annual business objectives for each executive officer are developed through discussion between Ms. Tejada and each executive officer, and are reviewed with our Board. Our Compensation Committee reviews and discusses these recommendations with Ms. Tejada and uses them as one factor in determining and approving the compensation for our other executive officers.
Ms. Tejada often attends meetings of our Board and Compensation Committee at which executive compensation matters are addressed and makes recommendations to our Compensation Committee regarding the total compensation of our other executive officers, including Mr. Wilson, but is not present during discussion, deliberation and decisions regarding her own compensation. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to the total compensation for each executive officer, and the allocation of target total direct compensation opportunity between base salary, annual short-term incentive compensation and long-term incentive compensation.
ROLE OF COMPENSATION CONSULTANT
Our Compensation Committee engages an external compensation consultant to provide information, analysis, and other advice relating to our executive compensation program, to assist in developing appropriate incentive compensation plans for our executive officers and to review the compensation proposals of management. The compensation consultant reports to and serves at the discretion of our Compensation Committee which reviews the engagement annually. As discussed above, for fiscal 2026, our Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation advisor on executive compensation.
During fiscal 2026, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services, including:
•consulting with the Compensation Committee;
•reviewing and analyzing the compensation of our executive officers and NEOs, including competitive market data;
•reviewing executive compensation and making recommendations to align it with executive performance;
•assessing executive compensation within our industry;
•reviewing our compensation philosophy:
•reviewing competitive market design and practices for annual short-term incentive compensation and long-term incentive compensation programs in the software sector;
•reviewing our equity usage and conducting a “burn rate” and “equity overhang” analysis;
•reviewing our post-employment compensation arrangements for our executive officers;
•reviewing and updating the compensation peer group;
•supporting other ad hoc matters throughout the year.
Compensia did not provide any services to us in fiscal 2026 other than the consulting services to our Compensation Committee.
Our Compensation Committee has evaluated Compensia’s engagement, and based on the six factors for assessing independence and conflicts of interest included in Exchange Act Rule 10C-1(b)(4), NYSE listing standards, and other factors deemed relevant, has determined that Compensia is independent and that the work of Compensia on behalf of our Compensation Committee did not raise any conflict of interest or similar concerns.

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COMPETITIVE POSITIONING
To assess the competitiveness of our executive compensation, our Compensation Committee compares our compensation to the compensation of a select group of peer companies. This compensation peer group includes technology companies that are similar to us in revenue, market capitalization, geographical location and industry sector. The companies in the compensation peer group for fiscal 2026 were approved by the Compensation Committee in August 2024 on the basis of their similarity to us, as determined using the following criteria:
•Location – public companies headquartered in the United States, with a preference for California-based companies;
•Industry Sector – companies in the software or internet services sector with enterprise applications;
•Revenue – approximately 0.4x to approximately 2.5x our trailing twelve months revenue of $439 million as of the first quarter of fiscal 2025 (approximately $175 million to $1.1 billion);
•Market Capitalization – approximately 0.3x to approximately 3.0x our then current 30-day average market capitalization of approximately $1.9 billion (approximately $578 million to $5.8 billion);
•Growth – companies with one-year revenue growth greater than 10%; and
•Market Status – preference for companies at a similar stage of maturity as PagerDuty.
In approving the fiscal 2026 compensation peer group, our Compensation Committee selected companies that, as a group, have a median revenue and market capitalization similar to our revenue and market capitalization.
Our compensation peer group for fiscal 2026 included the following companies (companies that since have been taken private are denoted with an asterisk (*)):

Alkami Technology (ALKT)	Everbridge (EVBG)*	PROS Holdings (PRO)*
Amplitude (AMPL)	Fastly (FSLY)	Rapid7 (RPD)
AppFolio (APPF)	Five9 (FIVN)	Smartsheet (SMAR)*
Asana (ASAN)	Freshworks (FRSH)	Sprout Social (SPT)
C3.ai (AI)	GitLab (GTLB)	Workiva (WK)
Confluent (CFLT)*	HashiCorp (HCP)*	Yext (YEXT)
Couchbase (BASE)*	Jamf Holding (JAMF)*	Zuora (ZUO)*
DigitalOcean Holdings (DOCN)	JFrog (FROG)
Our Compensation Committee considered, as a guide, the compensation practices of the compensation peer group to assess the competitiveness of each compensation element and overall compensation levels (base salary, target annual short-term incentive compensation opportunities and long-term incentive compensation opportunities).
To conduct this analysis, Compensia gathered data from public filings (primarily proxy statements) and from the Radford Global Technology Survey of the peer group companies, and then used this data as a reference point for our Compensation Committee in its deliberations on compensation forms and amounts. Our Compensation Committee reviews our compensation peer group each year (unless there have been significant changes to either our business model or market capitalization or our peer companies’ business model or market capitalization or significant merger and acquisition activity involving our peer companies, in which case our Compensation Committee may review our compensation peer group more frequently) and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

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Fiscal 2026 Pay Decisions
TARGET TOTAL DIRECT COMPENSATION MIX
In fiscal 2026, the annual target total direct compensation of Ms. Tejada and Mr. Wilson was intended to reward performance and retain an effective leadership team while also incentivizing Ms. Tejada and Mr. Wilson to create sustainable, long-term stockholder value. The mix of the following compensation elements, which was almost entirely variable in nature, provided a balanced percentage of performance-based and service-based compensation opportunities for Ms. Tejada and Mr. Wilson. The principal elements of our executive compensation program were as follows:(1)
(1)Reflects the values of fiscal 2026 target cash compensation, consisting of annual base salaries and target short-term incentives, and the intended target value of equity awards granted in fiscal 2026 (as further described in “Annual Equity Awards” below).
BASE SALARY
Base salary represents the fixed portion of the target total direct compensation opportunity of our NEOs and is an important element of compensation intended to attract and retain highly-talented individuals. Generally, we use base salary to provide each NEO with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our NEOs through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, salary expectations, and the base salaries of our other executive officers. The Compensation Committee reviews the base salaries of our NEOs each year as part of its annual compensation review, with input from Ms. Tejada (except with respect to her own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the NEO’s performance and responsibilities.
In March 2025, our Compensation Committee reviewed the base salaries of our executive leadership team and direct reports to Ms. Tejada, including Mr. Wilson, taking into consideration the competitive market analysis prepared by its compensation consultant, the recommendations of Ms. Tejada (except with respect to her own base salary) and the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, our Compensation Committee increased Mr. Wilson’s base salary and target annual cash bonus opportunities for fiscal 2026. Our Compensation Committee determined that Ms. Tejada’s base salary remained appropriate for fiscal 2026 and thus was unchanged from its fiscal 2025 levels. Ms. Tejada has not received an increase in base salary since fiscal 2023. Mr. Wilson’s base salary level was increased to remain comparable to that of the competitive market (based on similarly situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys).

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The base salaries of our NEOs for fiscal 2026 and 2025, as approved in March 2025 and 2024, respectively (and the increase year-over-year, as applicable) were as follows:

NEO	Fiscal 2025 Base Salary ($)(1)	Fiscal 2026 Base Salary ($)(2)	Percentage Increase (%)

Ms. Tejada	600,000	600,000	—
Mr. Wilson	455,882	475,000	4.2
(1)The base salary amounts for our NEOs are based on the NEO’s ending annual base salary for fiscal 2025.
(2)The base salary amounts for our NEOs are based on the NEO’s ending annual base salary for fiscal 2026.
The base salaries paid to our NEOs during fiscal 2026 are included in the “Summary Compensation Table for Fiscal Year 2026” below under the heading “Executive Compensation.”

SHORT-TERM INCENTIVE AWARDS
In March 2025, our Compensation Committee approved the Fiscal 2026 Short-Term Incentive Program (the “Fiscal 2026 Bonus Plan”) under the PagerDuty, Inc. Cash Incentive Bonus Plan to provide financial incentives to participants (including each NEO) to maximize individual performance and to achieve our key annual financial, operational, and strategic objectives in our fiscal 2026 annual operating plan.
Our Compensation Committee approved the Fiscal 2026 Bonus Plan after taking into consideration the objectives in our fiscal 2026 annual operating plan approved by our Board. The Fiscal 2026 Bonus Plan provided for annual short-term incentive compensation award payments to each of our NEO participants based entirely on our level of achievement with respect to designated corporate performance objectives. To be eligible to earn an award payment under the Fiscal 2026 Bonus Plan, a participant had to remain continually employed and in good standing with us through the applicable payment date.
TARGET ANNUAL CASH BONUS AMOUNTS
For purposes of the Fiscal 2026 Bonus Plan, the amount of the annual cash bonus payout each participant was eligible to earn was based on a percentage of such participant’s annual base salary of the fiscal year. In March 2025, our Compensation Committee reviewed the target annual short-term incentive compensation opportunities (the “Target Bonus Amounts”) of our executive leadership team and direct reports to Ms. Tejada, including Mr. Wilson, taking into consideration the competitive market analysis prepared by its compensation consultant, the recommendations of Ms. Tejada (except with respect to her own target annual short-term incentive compensation opportunity), and the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, our Compensation Committee determined that the fiscal 2026 target annual bonus opportunity as percentage of base salary for Ms. Tejada should remain unchanged from its fiscal 2025 levels. Mr. Wilson received an increase in his target annual bonus opportunity for fiscal 2026 from 70% of base salary to 75% of base salary.
The Target Bonus Amounts for our NEOs for purposes of the Fiscal 2026 Bonus Plan were as follows:

NEO	Fiscal 2026 Target Bonus (as a Percentage of Base Salary) (%)	Fiscal 2026 Target Bonus (as a Percentage of Target Total Cash Compensation) (%)(1)	Fiscal 2026 Target Bonus Amount ($)(2)

Ms. Tejada	100	50	600,000
Mr. Wilson	75	43	356,250
(1)The Target Bonus Amount as a percentage of target total cash compensation for our NEOs was based on each NEO’s ending target total cash compensation for fiscal 2026 and rounded to the nearest dollar. Target total cash compensation is equal to base salary plus target bonus amount.
(2)The Target Bonus Amounts for our NEOs were based on each NEO’s ending annual base salary for fiscal 2026.

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Potential bonus payments for our NEOs under the Fiscal 2026 Bonus Plan could range from 0% to 200% of their Target Bonus Amount, as determined by our Compensation Committee.
CORPORATE PERFORMANCE MEASURES
Our Compensation Committee approved two Company objectives using ARR and non-GAAP operating margin (each as defined below) as the corporate performance measures under the Fiscal 2026 Bonus Plan (the “Company Objectives”), as it believed that these measures were the best indicators of our successful execution of our annual operating plan. Our Compensation Committee carefully selected rigorous performance targets in order to provide incentives to our NEOs if they achieved the target performance levels. For purposes of the Fiscal 2026 Bonus Plan, the two Company Objectives were to be calculated (and weighted) as follows:
•“First Company Objective” (70% of Target Bonus Amount): Based on ARR.
•“Second Company Objective” (30% of Target Bonus Amount): Based on Non-GAAP Operating Margin.
For purposes of the Fiscal 2026 Bonus Plan:
•“ARR” meant the annualized recurring value of all active contracts at the end of the reporting period.
•“Non-GAAP Operating Margin”(1) was defined as GAAP operating margin excluding stock-based compensation expense, employer taxes related to employee stock transactions, acquisition-related expenses, amortization of acquired intangible assets, restructuring costs, shareholder matters, and impairment of long-lived assets. Our Compensation Committee believes that these excluded expenses are not necessarily reflective of operational performance during a period. In particular, our Compensation Committee believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.
(1)To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, we use certain non-GAAP financial measures. For a full reconciliation of the U.S. GAAP to non-GAAP financial measures, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations— Non-GAAP Financial Measures” of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2026.
The achievement and payment matrices for the two Company Objectives were as follows:
First Company Objective

ARR	ARR ($M)	First Company Objective Payment Percentage
Less than 97% of the ARR Performance Target (Below Threshold)	<530	0%
97% of the ARR Performance Target (Threshold)	530	50%
98% of the ARR Performance Target (Level 1)	534	70%
100% of the ARR Performance Target (“Target”)	544	100%
103% of the ARR Performance Target (Level 3)	559	150%
105% of the ARR Performance Target (“Maximum”)	574	200%

With respect to the First Company Objective, no amount would be payable if less than 97% of the First Company Objective was attained. Attainment of the First Company Objective between any two points in the matrix was to be extrapolated on a straight-line basis for the First Company Objective payment percentage. The First Company Objective was to be determined independent of the Second Company Objective.

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Second Company Objective

Non-GAAP Operating Margin	Non-GAAP Operating Margin (%)	Second Company Objective Payment Percentage
Less than 95% of the Non-GAAP Operating Margin Performance Target (Below Threshold)	<19.0%	0%
95% of the Non-GAAP Operating Margin Performance Target (Threshold)	19.0%	50%
98% of the Non-GAAP Operating Margin Performance Target (Level 1)	19.5%	70%
100% of the Non-GAAP Operating Margin Performance Target (“Target”)	20.0%	100%
110% of the Non-GAAP Operating Margin Performance Target (Level 3)	22.0%	150%
125% of the Non-GAAP Operating Margin Performance Target (“Maximum”)	25.0%	200%

With respect to the Second Company Objective, no amount would be payable if less than 95% of the Second Company Objective was attained. Attainment of the Second Company Objective between any two points in the matrix was to be extrapolated on a straight-line basis for the Second Company Objective payment percentage. The Second Company Objective was to be determined independent of the First Company Objective.
The actual annual short-term incentive compensation award payment amount attributable to the First Company Objective and the Second Company Objective could be greater or less than the target level established for the ARR and Non-GAAP Operating Margin, as shown in the charts below. Our Compensation Committee believed the targets for the Fiscal 2026 Bonus Plan were aggressive but achievable, requiring significantly strong performance from our executive officers, including our NEOs. Both the ARR threshold and target and the Non-GAAP Operating Margin threshold and target for fiscal 2026 were set above actual ARR and Non-GAAP Operating Margin achievement for fiscal 2025.
FISCAL 2026 SHORT-TERM INCENTIVE AWARD
In March 2026, our Compensation Committee determined the annual short-term incentive compensation award payments under the Fiscal 2026 Bonus Plan for our executive officers. Our Compensation Committee reviewed our actual performance against the aggressive financial goals that it set for fiscal 2026 and certified that we achieved an ARR of $498.7 million, which translated to a below-the-threshold attainment level resulting in a payment percentage of 0%. Our Compensation Committee also certified that we achieved Non-GAAP Operating Margin of 24.6%, which translated to a 123.0% attainment level resulting in a payment percentage of 193.2%.

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Based on the respective weighting of each Company Objective, our Compensation Committee approved annual short-term incentive compensation award payments under the Fiscal 2026 Bonus Plan for each of our NEOs equal to approximately 58.0% of their Target Bonus Amounts, as reflected below:

Named Executive Officer	Target Bonus Amount ($) (1)	Actual Bonus Payment ($) (2)	Percentage of Target Bonus Amount Actually Paid (%)

Ms. Tejada	$600,000	$347,760	58.0%
Mr. Wilson	$356,250	$205,139	58.0%
(1)The target bonus amount as a percentage of base salary for our NEOs was based on each NEO’s ending base salary for fiscal 2026 and rounded to the nearest dollar.
(2)The actual annual short-term incentive compensation award payment for Ms. Tejada was based on her base salary for fiscal 2026, with Mr. Wilson’s payment prorated based on a base salary change during fiscal 2026.

The annual short-term incentive compensation award payments made to our NEOs for fiscal 2026 are included in the “Summary Compensation Table for Fiscal Year 2026” below under the heading “Executive Compensation.”
LONG-TERM INCENTIVE COMPENSATION
Long-term equity incentive awards are a critical element of our overall executive compensation. The realized value of these equity awards bears a direct relationship to our stock price, and these awards are therefore an incentive for our executive officers to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market. Our equity awards are also intended to provide competitive total direct compensation opportunities. The Compensation Committee also seeks to balance retention value against stockholder feedback and stockholder value creation.
ANNUAL EQUITY AWARDS
In March 2025, the Compensation Committee approved PSU awards and RSU awards that may be settled for shares of our common stock to our executive officers (including our NEOs) under the 2019 Equity Plan. Because PSU awards are only earned based on achievement of key performance goals that drive stockholder value, we believe they reinforce our “pay for performance” philosophy and align the interests of our executive officers and stockholders. Payout of the fiscal 2026 PSU awards was directly contingent on achievement of a rigorous performance metric that the Compensation Committee believed was most closely aligned with driving long-term stockholder value.
RSU awards vesting over several years are also an important part of our executive compensation program. Since RSU awards have value to the recipient even in the absence of stock price appreciation, we believe we are able to incentivize and retain our executive officers even during periods of market volatility. While RSU awards also serve as a “pay-for-performance” tool as they appreciate in value as our stock price increases, these awards provide more stability to our long-term incentive compensation program especially in a volatile market, fostering alignment with the interests of our stockholders and encouraging retention over a multi-year period.
The target grant value of the long-term incentive compensation opportunities and the allocation between PSU awards and RSU awards granted to our executive officers, including our NEOs, in March 2025 were determined by our Compensation Committee after considering the intensely competitive talent market in which we operate, the value of our highly experienced executive team led by Ms. Tejada, and the following additional factors:
•a competitive market analysis prepared by our Compensation Committee’s compensation consultant;
•the outstanding equity holdings of each executive officer;
•the projected impact of the proposed equity awards on our earnings;
•the proportion of our total shares of common stock outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of companies in our compensation peer group;
•the potential voting power dilution to our stockholders relative to the companies in our compensation peer group;
•feedback we have received from our stockholders; and
•the other factors described in “Compensation-Setting Process — Setting Target Total Direct Compensation” above.

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Ms. Tejada’s long-term incentive compensation opportunity reflected her overall responsibility for our performance and success. Compensation for our other executive officers was also based on our Compensation Committee’s review of the competitive market data for their respective positions.
The equity awards granted to our NEOs effective April 2, 2025 were as follows:

Named Executive Officer	PSU Awards (Target number of units) (#) (1)	PSU Awards (Target Grant Value) ($) (2)	RSU Awards (number of units) (#) (1)	RSU Awards (Target Grant Value) ($) (2)
Ms. Tejada	388,306	7,000,000	388,306	7,000,000
Mr. Wilson	74,887	1,350,000	174,737	3,150,000
(1)The number of units subject to the PSU awards and the RSU awards was determined by dividing (i) the PSU award target grant value or the RSU award target grant value, as applicable, by (ii) the average of the closing price of our common stock on the NYSE for the 30 trading days before the date of grant, rounded down to the nearest whole number of units. We use an average closing price to determine the number of units, rather than the price of our common stock on the date of grant, to mitigate the impact of one-day or short-term stock price fluctuations. Each unit granted pursuant to these PSU awards and RSU awards represents a contingent right to receive one share of our common stock for each unit that is earned and/or vests.
(2)Target grant value represents the value used by our Compensation Committee to calculate the number of units subject to each NEO’s equity awards at the target performance level. This target total value differs from the values reflected in the Summary Compensation Table for fiscal 2026 for several reasons, including how we determine the number of units, as described in the footnote above. The values in the Summary Compensation Table for fiscal 2026 represent the aggregate grant date fair value of each NEO’s equity awards calculated in accordance with the Financial Accounting Standard Board’s Accounting Standard Codification Topic 718 based on the single day closing price of our common stock on the date of grant and, for the PSU awards, assuming the probable outcome of the applicable performance condition.
The PSU awards granted to our NEOs in April 2025 would vest, if at all, based on our achievement of a rigorous performance condition, and based on each NEO’s Continuous Service (as defined in the 2019 Equity Plan) through a three-year time-based vesting schedule.
DESIGN OF FISCAL 2026 EQUITY AWARDS
PSU Awards
Performance Metric. A percentage of the target units in each NEO’s PSU grant (the “Target PSUs”) ranging from 0% to 200% were to become eligible to vest on the PSU certification date based on our level of achievement of the GAAP revenue performance target (weighted at 100%) (the “Revenue Performance Target”) over the period from February 1, 2025 to January 31, 2026. For purposes of the 2026 PSU awards, revenue meant our GAAP revenue as defined in our Annual Report on Form 10-K as filed with the SEC for fiscal 2026. Performance against the Revenue Performance Target was determined as follows:

Revenue	Revenue ($M)	Number of Eligible PSUs (% of Total Target PSUs)

Less than 99.3% of the Revenue Performance Target (Below Threshold)	<500	0%
99.3% of the Revenue Performance Target (Threshold)	500	50%
100.0% of the Revenue Performance Target (“Target”)	503.5	100%
100.7% of the Revenue Performance Target (Level 3)	507	140%
102.1% of the Revenue Target (“Maximum”)	514	200%
Our Compensation Committee set an ambitious Revenue Performance Target in early fiscal 2026. We used a single year as the measurement period because we operate in a dynamic and fast-moving industry environment, which makes it difficult to set reliable, longer-term performance targets. Annual goal-setting allows us to incentivize consistent year-over-year performance and support long-term growth objectives.

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The number of units actually eligible to vest based on performance against the Revenue Performance Target are the “Eligible PSUs.” If achievement was between the various achievement levels shown in the table above, then the resulting number of Eligible PSUs was to be linearly interpolated between such levels set forth in the table above. Any units that did not become Eligible PSUs on the PSU award certification date were to immediately terminate and be forfeited.
Time-Based Vesting Condition. To foster alignment with the long-term interests of our stockholders, earned PSU shares, if any, are subject to a three-year time-based vesting requirement. Thirty-three percent of the aggregate number of Eligible PSUs were to vest on April 2, 2026, the first anniversary of the date of grant of the PSU award, and the remainder of the Eligible PSUs were to vest in eight equal quarterly installments on each of January 2nd, April 2nd, July 2nd, and October 2nd, subject to an NEO’s Continuous Service through each applicable vesting date.
Our fiscal 2026 PSU awards are also subject to potential acceleration, as further described in “Executive Compensation— Potential Payments Upon Termination or Change in Control” below.
RSU Awards
In the case of the RSU awards granted in April 2025 to our NEOs, 1/12th of the total number of units subject to the awards were to vest on each quarterly anniversary of April 2, 2025, subject to an NEO’s Continuous Service through each applicable vesting date.
RESULTS OF FISCAL 2026 PSU AWARDS
On March 18, 2026, our Compensation Committee reviewed our actual performance against the financial goal that it set for fiscal 2026 and certified that we achieved revenue of $492.5 million, which translated to a 97.8% attainment level resulting in a payment percentage of 0%. As shown in the foregoing table, 0% of the Target PSUs granted to our NEOs became Eligible PSUs, and as a result, the number of shares of our common stock awarded to each of our NEOs for fiscal 2026 were as follows:

NEO	Eligible PSUs Earned (#)	Percentage of Target PSU (%)

Ms. Tejada	0	0.0%
Mr. Wilson	0	0.0%
The equity awards granted to our NEOs during fiscal 2026 are shown in the “Summary Compensation Table for Fiscal Year 2026” and the “Grants of Plan-Based Awards in Fiscal Year 2026” table below under the heading “Executive Compensation.”
Welfare and Health Benefits
We maintain a tax-qualified defined contribution retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis (the “Section 401(k) Plan”). Eligible employees may defer eligible compensation on a pre-tax and/or post-tax basis, up to the statutory annual limits on contributions under the Code. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Participants are immediately and fully vested in their contributions.
Our Section 401(k) Plan provides for discretionary matching of employee contributions. For fiscal 2026, we made employer matching contributions of up to two percent of each participant’s employee contributions of eligible wages during the period as defined in the Section 401(k) Plan.
Additional benefits offered to all employees, including our NEOs, include medical, dental, and vision insurance, business travel insurance, an employee assistance program, enhanced mental health benefits through Headspace Care, a mental health benefit, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits, and a monthly electronics allowance.
We design our employee benefits programs to be cost-effective, scalable, and competitive relative to the market, and to comply with applicable laws.

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Perquisites and Other Personal Benefits
In general, we do not provide significant perquisites or other personal benefits to our NEOs except as generally made available to our employees, or in special circumstances where our Compensation Committee believes it is appropriate to assist an employee in the performance of his or her duties, to make him or her more efficient and effective, or for recruitment and retention purposes. We offer our NEOs certain health and life insurance, and payment of certain transportation costs, and corporate travel fee costs when our Compensation Committee determines that such arrangements are appropriate and consistent with our business objectives. In fiscal 2026, none of our NEOs received perquisites or other personal benefits in amounts equal to or greater than $25,000.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described above. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.
Employment Arrangements
We have entered into a written amended and restated employment offer letter with Ms. Tejada, which was most recently amended in October 2023 (the “Tejada Letter”) and into a confirmatory employment agreement with Mr. Wilson. Each of these arrangements was approved by our Board or Compensation Committee. We believe that these arrangements were necessary to retain Ms. Tejada and Mr. Wilson.
Each of our NEO employment arrangements provides for “at will” employment and includes initial compensation arrangements, including an initial base salary, a target annual short-term incentive compensation opportunity, eligibility to participate in our employee benefit programs, and severance payments and benefits upon a qualifying termination of employment. Each of our NEOs has executed a form of our standard proprietary information and inventions assignment agreement.
Under the terms of the Tejada Letter, Ms. Tejada is eligible to receive certain specified severance payments and benefits in connection with certain terminations of her employment, including in connection with a change in control of our Company. This post-employment compensation arrangement is discussed in “Executive Compensation – Potential Payments upon Termination or Change in Control” below.
Mr. Wilson’s Retirement
We entered into a transition agreement with Mr. Wilson in February 2026 in connection with Mr. Wilson’s planned retirement. The transition agreement provides for Mr. Wilson’s continued employment in the position of CFO until a new CFO begins employment, and for Mr. Wilson’s continued full-time employment thereafter as a strategic advisor (in a non-officer capacity) until no later than February 28, 2027. The transition agreement provides that Mr. Wilson’s annual salary in that strategic advisor role is anticipated to be $475,000. Mr. Wilson’s employment with the Company will remain “at-will” and may be terminated by the Company or Mr. Wilson at any time. Mr. Wilson’s retirement and planned transition to strategic advisor does not constitute an event giving rise to the payment of severance under our Severance Policy (as described below) or otherwise. While Mr. Wilson continues employment with us, his equity awards will continue to remain outstanding and vest under applicable governing plan documents.
For detailed descriptions of the employment arrangements we maintained with our NEOs during fiscal 2026, see “Executive Compensation – Potential Payments upon Termination or Change in Control” below.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
Mr. Wilson is eligible to participate as a Tier 2 participant in our Amended and Restated Executive Severance and Change in Control Policy (the “Severance Policy”). The Severance Policy provides certain designated employees, including Mr. Wilson, with severance payments and benefits in the event of certain terminations of employment, including an involuntary termination following a change in control of our Company.
This Severance Policy (and the severance benefits under the Tejada Letter) provide reasonable compensation to our executive officers if they leave our employ under certain circumstances. We also believe that these arrangements help maintain our executive officers’ focus on stockholder value if a potential transaction involves a change in control of our Company.

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Under the Tejada Letter and the Severance Policy, all payments and benefits in the event of a change in control of our Company are payable only if there is a subsequent loss of employment by the executive officer (a “double-trigger” arrangement) or in the case of acceleration of RSU awards, upon a change in control if the acquiring company refuses to assume, continue, or substitute for a specified per-share amount the outstanding awards. Our fiscal 2026 PSU awards are also subject to potential acceleration, as further described in “Executive Compensation – Potential Payments Upon Termination or Change in Control” below.
The Severance Policy will remain in effect until October 30, 2026 (subject to automatic renewal), except that if, on the date the Severance Policy is set to expire, we have entered into an agreement that would cause a change in control of our Company, the Severance Policy will remain in effect until the closing of the transaction constituting the change in control.
If any of the payments or benefits provided by the Tejada Letter and the Severance Policy or otherwise payable to an executive officer would constitute a “parachute payment” within the meaning of Section 280G of the Code, the executive officer would receive either full payment of such payments and benefits or a lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to him or her. We do not use excise tax reimbursement payments (or “gross-ups”) relating to a change in control of our Company and have no such obligations in place with respect to any of our executive officers, including our NEOs.
The receipt of severance payments and benefits upon a qualifying termination of employment under the Tejada Letter and the Severance Policy is contingent upon each NEO signing and not revoking a general release of claims in favor of our Company. Under the Tejada Letter, in Ms. Tejada’s receipt of severance payments and benefits is contingent on her resignation from our Board and her returning all Company property in her possession.
We believe that reasonable and competitive post-employment compensation arrangements following a change in control of our Company is essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual target total direct compensation for our executive officers. We do believe, however, that these arrangements are necessary to offer competitive compensation packages.
For a summary of the post-employment compensation arrangements we maintained with our NEOs during fiscal 2026, and an estimate of the potential payments and benefits that they would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on January 31, 2026, see “Executive Compensation — Employment Agreements with our Named Executive Officers” and “Executive Compensations – Potential Payments Upon Termination or Change in Control” below.
OTHER COMPENSATION POLICIES
Compensation Recovery Policy
We maintain the PagerDuty, Inc. Incentive Compensation Recoupment Policy (the “Clawback Policy”) which complies with Exchange Act Rule 10D-1 and the applicable NYSE listing standards (the “Final Clawback Rules”). The Clawback Policy requires prompt recovery of erroneously awarded incentive-based compensation from our current and former executive officers (as defined in Exchange Act Rule 10D-1) if we are required to prepare an accounting restatement. That compensation recovery applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, our Board may recover from the current and former executive officers erroneously awarded incentive-based compensation received within a look-back period of the three completed fiscal years preceding the date on which we are required to prepare an accounting restatement. The Clawback Policy applies to all incentive-based compensation received on or after October 2, 2023.
Furthermore, if we are required to restate our financial results due to material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive, in accordance with section 304 of the Sarbanes-Oxley Act of 2002.

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Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase and sale of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report.
Hedging and Pledging Prohibitions
Our Insider Trading Policy prohibits all employees, and the non-employee members of our Board, from engaging in derivative securities or hedging transactions. This prohibition extends to publicly traded options, such as puts and calls, and other derivatives of our securities (other than compensatory equity awards issued to our employees and the non-employee members of our Board). This includes any hedging or similar transaction designed to decrease the risks associated with holding our common stock.
Similarly, our Insider Trading Policy prohibits our employees (including our officers) and the non-employee members of our Board from using our securities as collateral for loans, pledging our securities as collateral for loans or holding our common stock in a margin account.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We generally grant equity awards on fixed dates determined in advance. Our Compensation Committee (or an authorized delegate) approves all equity awards on or before the grant date. Our Compensation Committee generally reviews executive compensation annually, and determines performance goals and target compensation for our NEOs, before granting them equity awards. Accordingly, annual equity awards are typically granted in April of each fiscal year to our NEOs and other eligible employees. On limited occasions, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes.
From time to time, we grant stock options to our employees and consultants. We have not granted stock options to our NEOs since 2019. In fiscal 2026, the Compensation Committee delegated authority to the Chief Executive Officer to grant RSUs or stock options to employees and consultants who are not officers or directors of the Company or direct-reports to the Chief Executive Officer within certain specified limits, as further described above under “Compensation Committee Processes and Procedures.” Equity awards granted by our Compensation Committee or pursuant to this delegation are made on regular, predetermined grant dates regardless of whether there is any material non-public information about the Company on such dates, and such grant dates are not specifically timed in relation to the Company’s disclosure of material non-public information. We do not grant equity awards in anticipation of the release of material non-public information, and we do not time the release of material non-public information for the purpose of affecting the value of executive compensation. We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K.

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Tax and Accounting Considerations
We consider tax and accounting requirements in designing and operating our executive compensation program.
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of our “covered employees” (including our NEOs) that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.
Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors and retains the flexibility to provide compensation for our executive officers, including our NEOs, consistent with the goals of our executive compensation program and the best interests of our Company and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). Our Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.
ACCOUNTING FOR STOCK-BASED COMPENSATION
Our Compensation Committee considers accounting issues in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standard Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule), with the exception of PSU awards which are recognized using the accelerated attribution method. The Company accounts for forfeitures as they occur. This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
COMPENSATION RISK ASSESSMENT
Our Compensation Committee has reviewed our compensation policies and practices, in consultation with Compensia, to assess whether they encourage employees to take inappropriate risks. Following this review, the Compensation Committee concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

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Compensation Committee Report*
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to our Board that the CD&A be included in this Proxy Statement and incorporated into our Form 10-K for the fiscal year ended January 31, 2026.
Respectfully submitted by the members of the Compensation Committee:
Zachary Nelson (Chair)
Bonita Stewart
Rathi Murthy
*The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Compensation
Summary Compensation Table for Fiscal Year 2026
The following table presents all of the compensation awarded to or earned by or paid to our NEOs for the fiscal years ended January 31, 2026, 2025 and 2024.

Name	Fiscal Year	Salary ($)	Bonus ($)	Options Awards ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Jennifer Tejada Chief Executive Officer	2026	600,000	—	—	14,219,766	347,760	100,502	15,268,028
	2025	600,000	—	—	18,666,881	502,500	21,626	19,791,007
	2024	600,000	—	—	18,910,576	297,360	14,545	19,822,481
Howard Wilson Chief Financial Officer	2026	471,814	—	—	4,570,615	205,139	58,445	5,306,013
	2025	455,882	—	—	4,200,031	267,261	16,946	4,940,120
	2024	455,882	—	—	6,684,967	158,155	15,091	7,314,095
(1)The amounts reported represent the aggregate grant date fair value of the RSU awards, and PSU awards, as applicable, granted to the NEO in the fiscal years ended January 31, 2026, 2025 and 2024, calculated in accordance with ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in Note 11 to our audited consolidated financial statements included in our Form 10-K. With respect to PSUs granted in fiscal 2026, the grant date fair value in the table above is calculated in accordance with ASC Topic 718 and is based on the probable outcome of the relevant performance condition. The grant date fair value of the PSUs, assuming achievement of the maximum level of performance is $14,219,766 for Ms. Tejada and $2,742,362 for Mr. Wilson. The amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the NEOs upon vesting of the awards.
(2)The amounts reported represent the NEO’s total cash incentive bonuses earned for the fiscal year ended January 31, 2026, 2025 and 2024, as described above under “Compensation Elements—Target Bonus Amounts,” and paid in fiscal 2027, 2026, and 2025, respectively.
(3)The amounts reported for fiscal year ended January 31, 2026 include (i) driver services for Ms. Tejada, (ii) matching 401(k) contributions for Ms. Tejada and Mr. Wilson, (iii) group term life insurance for Ms. Tejada and Mr. Wilson, (iv) Company parking for Ms. Tejada and Mr. Wilson, (v) amounts paid for Ms. Tejada and Mr. Wilson for accrued and unpaid vacation and (vi) a Company paid conference for Ms. Tejada’s spouse.

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Grants of Plan-Based Awards in Fiscal Year 2026
The following table shows, for the fiscal year ended January 31, 2026, certain information regarding grants of plan-based awards to our NEOs:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jennifer Tejada	—		300,000	600,000	1,200,000
	4/2/2025	3/28/2025				194,153	388,306	776,612		7,109,883
	4/2/2025	3/28/2025							388,306(4)	7,109,883
Howard Wilson	—		178,125	356,250	712,500
	4/2/2025	3/27/2025				37,444	74,887	149,774		1,371,181
	4/2/2025	3/27/2025							174,737(4)	3,199,434
(1)These amounts reflect the threshold, target, and maximum non-equity incentive cash bonus amounts for performance for the fiscal year ended January 31, 2026 for each of our NEOs, pursuant to the Fiscal 2026 Bonus Plan. These amounts do not necessarily correspond to the actual amounts that were received by our NEOs. Target bonuses were set as a percentage of each NEO's base salary for the fiscal year ended January 31, 2026, and were 100% for Ms. Tejada and 75% for Mr. Wilson, as further described in “Compensation Discussion and Analysis” above.
(2)Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the fiscal 2026 PSUs that were granted on April 2, 2025, and are eligible to vest based on the achievement of the revenue performance target during the one year performance period. The amounts shown in the Threshold column reflect the PSUs earned if the minimum corporate performance metric is met and is 50% of the amounts shown under the Target column, based on minimum achievement of the revenue performance target at 99.3% of target. The amounts shown in the Target column reflect the PSUs earned if the corporate performance metric is at target. The amounts shown in the Maximum column reflect the PSUs earned if the maximum corporate performance metric is met and is 200% of the amounts shown under the Target column, based on maximum achievement of the revenue performance target at 102.1% of target. In addition, once earned, the PSU shares vest over three years, subject to continuous service. On March 18, 2026, our Compensation Committee reviewed our actual performance against the financial goal that it set for fiscal 2026 and certified that we achieved revenue of $492.5 million, which translated to a 97.8% attainment level resulting in a payment percentage of 0%.
(3)Amounts shown represent the aggregate grant date fair value of the equity awards, which includes RSUs and target PSUs, granted to our NEOs, computed in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts are described in Note 11 to our audited consolidated financial statements included in our Form 10-K. These amounts may not correspond to the actual value that may be recognized by our NEOs. Material terms of plan-based awards, including criteria used in determining amounts payable and vesting of awards, are further discussed in “Compensation Discussion and Analysis” above.
(4)The amounts represent RSU awards that vest ratably every quarter over three years with the first vest occurring on July 2, 2025, subject to continuous service.

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Outstanding Equity Awards as of January 31, 2026
The following table presents the outstanding equity incentive plan awards held by each of our NEOs as of January 31, 2026.

	Option Awards(1)						Stock Awards(1)

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(2)

Jennifer Tejada Chief Executive Officer	4/2/2025		—	—	—	—	291,230	(3)	3,087,038	388,306	(5)	4,116,044
	4/2/2024		—	—	—	—	317,119	(3)	3,361,461	—		—
	4/2/2023		—	—	—	—	20,505	(4)	217,353	—		—
	4/2/2022		—	—	—	—	19,440	(4)	206,064	—		—
	3/8/2019	(6)	814,000	—	14.52	3/8/2029	—		—	—		—
	7/10/2018	(6)	713,084	—	7.43	7/9/2028	—		—	—		—
	7/22/2016	(6)	862,448	—	2.00	7/21/2026	—		—	—		—
Howard Wilson Chief Financial Officer	4/2/2025		—	—	—	—	131,053	(3)	1,389,162	74,887	(5)	793,802
	4/2/2024		—	—	—	—	75,186	(3)	796,972	—		—
	4/2/2023		—	—	—	—	10,526	(4)	111,576	—		—
	4/2/2022		—	—	—	—	9,526	(4)	100,976	—		—
	3/8/2019	(6)	220,000	—	14.52	3/8/2029	—		—	—		—
	7/10/2018	(6)	112,084	—	7.43	7/9/2028	—		—	—		—
(1)All option and stock awards listed in this table were granted pursuant to the 2010 Stock Plan or the 2019 Equity Plan and are subject to acceleration of vesting as described in “—Employment Agreements with our NEOs ” or “—Potential Payments upon Termination or Change in Control” below.
(2)This column represents the market value of the shares of our common stock underlying the stock awards as of January 30, 2026, based on the closing price of our common stock, as reported on the NYSE, of $10.60 per share on January 30, 2026.
(3)The shares underlying the stock RSU awards granted on April 2, 2024 shall vest in 1/12 quarterly installments, commencing three months after the grant date, subject to continuous service through each such date. The shares underlying the stock PSU awards granted on April 2, 2024 vest as follows: thirty-three percent of the aggregate number of Eligible PSUs vest on the first anniversary of the date of grant of the PSU award (the “First Vest Date”), and the remainder of the Eligible PSUs will vest in eight equal quarterly installments on each of July 2nd, October 2nd, January 2nd, and April 2nd, subject to the NEO’s Continuous Service as of the First Vest Date and each subsequent vesting date.
(4)The shares underlying the stock award shall vest in 1/16 quarterly installments, commencing three months after the grant date, subject to continuous service through each such date.
(5)Each PSU granted represents a contingent right to receive one share of our common stock for each unit that is earned. The units subject to the PSU award vests, if at all, based upon both (i) a pre-established, rigorous performance metric (that is based on Revenue) and (ii) each NEO’s Continuous Service (as defined in the 2019 Equity Plan) through the following time-based vesting schedule: Thirty-three percent of the aggregate number of Eligible PSUs vest on the first anniversary of the date of grant of the PSU award (the “First Vest Date”), and the remainder of the Eligible PSUs will vest in eight equal quarterly installments on each of July 2nd, October 2nd, January 2nd, and April 2nd, subject to the NEO’s Continuous Service as of the First Vest Date and each subsequent vesting date. For PSU awards granted on April 2, 2025, 0% of such PSUs became eligible due to the attainment of 97.8% of the performance target. While the number of PSUs reported reflect target achievement of the performance metrics in accordance with SEC disclosure rules, all fiscal 2026 PSUs were forfeited after January 31, 2026.
(6)The option is fully vested as of January 31, 2025.

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Stock Option Exercises and Stock Vested in Fiscal Year 2026
The following table shows for the fiscal year ended January 31, 2026, option exercises and stock vested during the last fiscal year with respect to our NEOs:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Jennifer Tejada	—	—	470,661	7,284,135
Howard Wilson	—	—	181,130	2,812,220
(1)The value realized on exercise represents the difference between the exercise price per share of the stock option and the market price of our common stock at the time of exercise. The value realized was determined without considering any taxes that may have been owed.
(2)The value realized upon vesting of restricted stock units is calculated by multiplying the number of shares vested by the closing price of our common stock on the vest date.
Employment Agreements with our Named Executive Officers
Below are descriptions of our employment agreements with our NEOs. The agreements generally provide for at-will employment and include the NEO’s initial base salary, target annual bonus opportunity, eligibility for employee benefits, and severance benefits upon a qualifying termination of employment. Each of our NEOs has also signed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our NEOs are described below.
JENNIFER TEJADA
The Tejada Letter provides the terms and conditions of Ms. Tejada’s employment with us. The Tejada Letter has no specific term and provides for at-will employment. The Tejada Letter supersedes all prior agreements and understandings Ms. Tejada may have had concerning her employment relationship with us. Ms. Tejada’s annual base salary as of January 31, 2026 was $600,000 with a target annual bonus opportunity of $600,000. Ms. Tejada is eligible to participate in benefit plans and arrangements made available to all of our full-time employees, subject to the terms of such plans.
Pursuant to the Tejada Letter, if Ms. Tejada’s equity awards subject to time-based vesting and granted before a change in control transaction (as defined in her amended and restated offer letter) are not assumed, substituted, continued or canceled for a per-share amount payable to holders of common stock (less any applicable per-share exercise price payable upon exercise of such equity award) in connection with the change in control transaction, 100% of the then-unvested shares subject to such equity awards will vest immediately before the change in control transaction, contingent on the closing of that transaction.
Under the Tejada Letter, if Ms. Tejada’s employment is terminated other than for “cause,” she resigns for “good reason,” or her employment terminates due to her death or “disability” (as those terms are defined in the Tejada Letter), in each case, during the period from three months before until 24 months after a “change in control transaction” (such period for the purposes of the Tejada Letter, the “change in control transaction period”), Ms. Tejada will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to one and one-half times the sum of her annual base salary and target annual bonus opportunity, plus an additional $12,000; (ii) 100% accelerated vesting and exercisability, as applicable, of all of her outstanding equity awards subject to time-based vesting; (iii) a lump sum cash amount equal to a prorated amount of her target annual bonus opportunity; and (iv) payment or reimbursement of premiums to continue group health coverage under COBRA (as defined below) for 18 months.

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Under the Tejada Letter, if Ms. Tejada’s employment is terminated other than for “cause”, she resigns for “good reason”, or her employment terminates due to her death or “disability” any time other than during the “change in control transaction period” (such terms defined in the Tejada Amended and Restated Offer Letter), Ms. Tejada will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to the sum of her annual base salary and her target annual bonus opportunity, plus an additional $12,000; (ii) accelerated vesting and exercisability, as applicable, of each of her outstanding equity awards subject to time-based vesting with respect to a number of shares equal to 50% of the number of shares originally subject to the equity award; (iii) a lump sum cash amount equal to a prorated amount of her target annual bonus opportunity; and (iv) payment or reimbursement of the premiums to continue group health coverage under COBRA for up to 12 months. To receive the severance benefits above upon a qualifying termination, Ms. Tejada must timely (i) resign from our Board, (ii) sign and not revoke a general release of claims in our favor, and (iii) return all of our property in her possession.
If any of the payments provided for under the Tejada Letter or otherwise payable to Ms. Tejada would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then she will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to her. The Tejada Letter does not require us to provide any tax gross-up payments to her.
HOWARD WILSON
On November 22, 2025, Mr. Wilson notified us of his intention to retire as CFO. On February 1, 2026, we entered into a transition agreement with Mr. Wilson, under which it is anticipated that Mr. Wilson will continue as CFO until the commencement of employment of a new CFO, after which time it is anticipated that Mr. Wilson will continue full-time employment with the Company in a non-officer capacity as a strategic advisor until no later than February 28, 2027. The transition agreement provides that Mr. Wilson’s annual salary as strategic advisor is anticipated to be $475,000. Mr. Wilson’s equity awards will continue to remain outstanding and vest under the existing terms and conditions of the governing plan documents and applicable equity agreements. While he remains CFO, Mr. Wilson’s employment continues to be governed by the terms of his confirmatory employment agreement with us . The confirmatory employment agreement has no specific term and provides for at-will employment. Mr. Wilson’s annual base salary as of January 31, 2026 was $475,000 with a target annual bonus opportunity of $356,250. While he remains CFO, Mr. Wilson continues to be eligible to participate in benefit plans and arrangements made available to all our full-time employees also remains eligible to receive severance benefits upon certain qualifying terminations of his employment, as more fully described below under “—Potential Payments upon Termination or Change in Control.” Mr. Wilson’s retirement and planned transition to strategic advisor do not constitute events giving rise to the payment of severance under our Severance Policy (as described below) or otherwise.
Potential Payments upon Termination or Change in Control
We maintain the Severance Policy for the benefit of Mr. Wilson and certain other executives (other than Ms. Tejada) and key employees, which was most recently amended in October 2023. Under the Severance Policy, if we terminate the employment of Mr. Wilson other than for “cause”, or Mr. Wilson resigns for “good reason” (such terms as defined in the Severance Policy), in each case, during the period from three months before until 18 months following a “change in control” (as defined in the Severance Policy and such period for the purposes of the Severance Policy, the “change in control period”), Mr. Wilson will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to the sum of the participant’s annual base salary and target annual bonus opportunity; (ii) a lump sum cash amount equal to a prorated amount of target annual bonus opportunity; (iii) continuation of health plan benefits at no cost under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for up to 12 months, and (iv) 100% of then outstanding and unvested equity awards that are subject to time-based vesting will fully vest and, as applicable, be exercisable.
Further, under the Severance Policy, if Mr. Wilson is terminated other than for “cause” any time other than during the change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to one-half times the sum of the participant’s annual base salary and target annual bonus opportunity and (ii) continuation of health plan benefits at no cost under COBRA for up to six months.

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If equity awards held by Mr. Wilson that are subject to time-based vesting and granted before a change in control are not assumed, substituted, continued, or canceled for a per-share amount payable to holders of common stock, less any applicable per-share exercise price payable upon exercise of such equity award, in connection with the change in control, 100% of the then-unvested shares subject to such equity awards will vest immediately before the change in control, contingent upon such transaction. To receive the severance benefits above upon a qualifying termination, Mr. Wilson must sign and not revoke a general release of claims in our favor by the deadline set forth in the Severance Policy.
If any of the payments provided for under the Severance Policy or otherwise payable to Mr. Wilson would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. The Severance Policy does not require us to provide any tax gross-up payments to Mr. Wilson or any other participant.
The Severance Policy will remain in effect until October 30, 2026 (subject to automatic renewal), except if on the date the Severance Policy is set to expire we have entered into an agreement that would cause a change in control to occur, then the Severance Policy will remain in effect until the 18 month anniversary of the consummation of the transaction constituting a change in control.
Ms. Tejada is not eligible to participate in the Severance Policy and is only eligible to receive potential termination or change in control payments pursuant to her second amended and restated employment agreement, as described in “—Employment Agreements with our NEOs—Jennifer Tejada.”
In addition, all options and RSUs granted under our 2019 Equity Plan and our 2010 Stock Plan provide that they will fully accelerate in the event of the holder’s termination due to death.
Pursuant to the terms of our fiscal 2026 PSU awards, in the event of the holder’s termination due to death before certification, the number of Eligible PSUs will be determined by the Compensation Committee based on achievement of the performance target, and such Eligible PSUs will become fully vested. In the event of the holder’s termination due to death upon or after certification, the Eligible PSUs will fully accelerate. In the event of a change in control during the performance period, the target number of PSUs relating to the Revenue Performance Target will become Eligible PSUs. If a change in control occurs when there are any Eligible PSUs (including any PSUs that became Eligible PSUs as a result of the change in control), such Eligible PSUs will continue to vest in accordance with the time-based schedule, subject to potential acceleration pursuant to the Severance Policy terms or, with respect to Ms. Tejada, pursuant to her amended and restated employment agreement terms, applicable to time-based vesting awards. In addition, upon Ms. Tejada’s involuntary termination (as defined in her amended and restated employment agreement) excluding death (a) if before certification, any outstanding PSUs will remain eligible to become Eligible PSUs on the certification date, with any resulting Eligible PSUs eligible for the vesting acceleration that applies to time-based vesting awards under her employment agreement or (b) if following certification, the Eligible PSUs then-outstanding will be eligible for the vesting acceleration that applies to time-based vesting awards under her employment agreement.
The following table summarizes the estimated payments and benefits that would be provided to our NEOs upon termination or a change in control, assuming the triggering event took place on January 31, 2026.
Amounts actually received if any of the NEOs cease to be employed will vary based on factors such as the timing during the year of any such event, the Company’s stock price, the listed officer’s age, performance under the terms of applicable PSUs, and any changes to our benefit arrangements and policies.

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NEO	Involuntary Termination of Employment Without Cause Not in Change in Control Period ($)(1)(2)	Involuntary Termination of Employment Due to Death Not in Change in Control Period ($)	Involuntary Termination of Employment Without Cause or Voluntary Resignation for Good Reason Within Change in Control Period ($)(2)	Involuntary Termination of Employment Due to Death Within Change in Control Period ($)	Change in Control Where Awards Are Not Assumed and Executive Remains in Service ($)(9)

Jennifer Tejada
Severance Payment(3)	1,812,000	1,812,000	2,412,000	2,412,000	—
Value of Benefits(4)	51,357	51,357	77,036	77,036	—
Equity Acceleration(5)(6)	5,842,900	6,871,916	6,871,916	6,871,916	6,871,916
Total	7,706,257	8,735,273	9,360,952	9,360,952	6,871,916
Howard Wilson
Severance Payment(7)	237,500	237,500	831,250	831,250	—
Value of Benefits(4)	19,948	19,948	39,895	39,895	—
Equity Acceleration(5)(8)	—	2,398,685	2,398,685	2,398,685	2,398,685
Total	257,448	2,656,133	3,269,830	3,269,830	2,398,685
(1)Includes, for Ms. Tejada, a resignation for good reason or involuntary termination due to disability.
(2)Includes, for Ms. Tejada, an involuntary termination due to disability. The Change in Control Period is defined as the period commencing three months before and ending 18 months (or, with respect to Ms. Tejada, 24 months) following a change in control.
(3)$1.8 million represents 12 months of the NEO's annual base salary in effect on January 31, 2026, plus 100% of the NEO's target annual bonus for fiscal year 2026, plus an additional $12,000, plus the prorated amount of annual target bonus opportunity from the beginning of fiscal year to termination date. $2.4 million represents 18 months of the NEO's annual base salary in effect on January 31, 2026, plus 100% of the NEO's target annual bonus for fiscal year 2026, plus an additional $12,000, plus the prorated amount of annual target bonus opportunity from the beginning of fiscal year to termination date.
(4)The amounts in this row reflect the estimated value of future premiums under our health and welfare benefit plans.
(5)The amounts in this row reflect the value of accelerated vesting of RSUs and PSUs. The value of accelerated vesting of RSUs and PSUs was calculated by multiplying the number of shares subject to accelerated vesting under RSU and PSU grants by $10.60, which was the closing market price per share of our common stock on January 30, 2026 (the last trading date before the end of our fiscal year). For PSUs, the performance metrics have been calculated based on actual achievement.
(6)$5.8 million represents the accelerated vesting of 50% of the NEO’s unvested RSUs and PSUs as of January 31, 2026. $6.9 million represents the accelerated vesting of 100% of the NEO’s unvested RSUs and PSUs as of January 31, 2026.
(7)$237,500 represents six months of the NEO's annual base salary in effect on January 31, 2026. $831,250 represents 12 months of the NEO's annual base salary in effect on January 31, 2026, plus the prorated amount of annual target bonus opportunity from the beginning of fiscal year to termination date.
(8)Represents the accelerated vesting of 100% of the NEO’s unvested RSUs and PSUs as of January 31, 2026.
(9)Represents the accelerated vesting of 100% of the NEO’s unvested RSUs and PSUs as of January 31, 2026, assuming a change in control transaction occurs and such awards are not assumed, substituted, continued or canceled for a per-share amount payable to holders of common stock, less any applicable per-share exercise price payable upon exercise of such equity award, in connection with the transaction and such NEO’s employment continues.
Pension Benefits
Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.

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Non-Qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.
Employee Benefit and Stock Plans
2019 EQUITY INCENTIVE PLAN
Our Board adopted and our stockholders approved our 2019 Equity Incentive Plan, in March 2019. The 2019 Equity Plan became effective in connection with our IPO and was amended in March 2022 (as amended, the “2019 Equity Plan”). The 2019 Equity Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other stock awards, or collectively, stock awards. ISOs may be granted only to our employees, including our officers, and the employees of our affiliates. All other awards may be granted to our employees, including our officers, our non-employee directors, and consultants, and the employees and consultants of our affiliates.
Plan Administration. Our Board, or a duly authorized committee of our Board, administers the 2019 Equity Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards, and (2) determine the number of shares subject to such stock awards. Under the 2019 Equity Plan, our Board has the authority to determine and amend the terms of awards, including (but not limited to) the recipients; the exercise, purchase, or strike price of stock awards, if any; the number of shares subject to each stock award; the fair market value of a share of our common stock; the vesting schedule applicable to the awards, together with any vesting acceleration; and the form of consideration, if any, payable upon exercise or settlement of the award. In addition, our Board also generally has the authority to effect, with the consent of any adversely affected participant, the reduction of the exercise, purchase, or strike price of any outstanding award; the cancellation of any outstanding stock award and the grant in substitution therefor of other awards, cash, or other consideration; or any other action that is treated as a repricing under generally accepted accounting principles.
Non-Employee Director Limitation. The maximum number of shares of common stock subject to awards granted under the 2019 Equity Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees paid by us to the non-employee director during that year for service on our Board, will not exceed $750,000 in total value (calculating the value of the awards based on the grant date fair value for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to our Board, $1,000,000.
Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2019 Equity Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2019 Equity Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under the 2019 Equity Plan is equal to three times the aggregate number of shares initially reserved under the 2019 Equity Plan.
Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

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Performance Stock Unit Awards. A performance stock award is a stock award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a performance period of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Board or the Compensation Committee, in its sole discretion. A performance stock award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the performance stock award agreement.
Corporate Transactions. The 2019 Equity Plan provides that in the event of certain specified significant corporate transactions including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction (”each, a “Corporate Transaction”), each outstanding award will be treated as the plan administrator determines unless otherwise provided in an instrument evidencing the stock award or other written agreement between us and the award holder. The following will apply to stock awards in such event:
•stock awards may be assumed by a surviving corporation or acquiring corporation;
•if the surviving corporation or acquiring corporation (or its parent company) does not (a) assume or continue such outstanding stock awards, (b) substitute similar awards for such outstanding stock awards, or (c) cancel such outstanding stock awards for a per-share payment, in such form as may be determined by the Board, equal in value, at the effective time of the Corporate Transaction, to the value of property payable to the holders of Common Stock in connection with such Corporate Transaction and reduced, if applicable, for the per-share exercise price payable for such stock award, the vesting of such stock awards will be accelerated in full to a date before the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines;
•if surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding stock awards or substitute similar awards for such outstanding stock awards, then with respect to stock awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants (as defined in the 2019 Equity Plan), such stock awards will terminate if not exercised (if applicable) before the occurrence of the Corporate Transaction, subject to certain conditions set forth in the 2019 Equity Plan;
•in the event a stock award will terminate if not exercised before the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the stock award (including, at the discretion of the Board, any unvested portion of such stock award), over (2) any exercise price payable by such holder in connection with such exercise.
The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner in the event of a corporate transaction.
In the event of a change in control, awards granted under the 2019 Equity Plan will not receive automatic acceleration of vesting and/or exercisability, although this treatment may be provided for in an award agreement or in any other written agreement between us and the participant. Under the 2019 Equity Plan, a change in control generally will be deemed to occur in the event: (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (2) a merger, consolidation, or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity; (3) a sale, lease, exclusive license, or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders; or (4) an unapproved change in the majority of our Board.

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2019 EMPLOYEE STOCK PURCHASE PLAN
Our Board adopted and our stockholders approved our 2019 Employee Stock Purchase Plan (the “ESPP”), in March 2019. The ESPP became effective in connection with our IPO.
The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees. In addition, the ESPP authorizes grants of purchase rights that do not comply with Section 423 of the Code under a separate non-423 component. In particular, where such purchase rights are granted to employees who are employed or located outside the United States, our Board may adopt rules that are beyond the scope of Section 423 of the Code.
Administration. Our Board has delegated its authority to administer the ESPP to our Compensation Committee. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.
Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of: (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.
Corporate Transactions. The ESPP provides that in the event of certain specified significant corporate transactions including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set. The participants’ purchase rights will be exercised on the new exercise date and such purchase rights will terminate immediately thereafter.
2010 STOCK PLAN
Our Board adopted and our stockholders approved our 2010 Stock Plan (the “2010 Plan”) in September 2010. The 2010 Plan has been periodically amended, most recently in July 2018. The 2010 Plan provides for the grant of ISOs to our employees, any parent or certain of our subsidiary companies, and for the grant of NSOs and restricted shares to such employees, our directors, and to consultants engaged by us or any of our subsidiary companies. The 2010 Plan was terminated in connection with our IPO, and all outstanding awards granted under the 2010 Plan remain subject to the terms of the 2010 Plan.
Plan Administration. Our Board (referred to as the plan administrator for purposes of the 2010 Plan) administers and interprets the provisions of the 2010 Plan. Under the 2010 Plan, the plan administrator has the authority to, among other things, accelerate the vesting of awards and institute and determine the terms of an option exchange program under which outstanding stock options are exchanged for stock options with a lower exercise price or restricted stock or are amended to decrease the exercise price as a result of a decline in the fair market value of our common stock.
Stock Options and Restricted Shares. Stock options and restricted shares granted under the 2010 Plan generally have terms similar to those described above with respect to stock options and restricted shares granted under the 2019 Equity Plan.
Corporate Transactions. In the event of a sale of all or substantially all of our assets or a merger, consolidation, or other capital reorganization or business combination of us with or into another corporation, entity, or person, each outstanding option shall either be assumed or an equivalent option or right shall be substituted or terminated in exchange for a payment of cash or other property with respect to vested options, and such payment will be equal to the difference between the exercise price

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and the fair market value of the portion of the optioned stock. In the event the option is not assumed, substituted, or exchanged, then each such stock option shall terminate upon the consummation of the foregoing corporate transaction.
401(K) PLAN
We maintain a tax-qualified defined contribution retirement plan under Section 401(k) of the Code (the “Section 401(k) Plan”) that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax and/or post-tax basis, up to $24,500 for 2026 (with an additional $8,000 catch-up contribution allowed for participants aged 50 and older). Under SECURE 2.0, for participants 50 and older earning over $150,000 in the prior year, catch up contributions must be made in Roth account. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Participants are immediately and fully vested in their contributions. The Section 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the Section 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the Section 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the Section 401(k) Plan. Our Section 401(k) Plan provides for discretionary matching of employee contributions. For fiscal 2026, the employer matching contribution was up to two percent (2%) of each participant’s employee contributions of up to two percent (2%) of eligible wages during the period as defined in the Section 401(k) Plan.
Equity Compensation Plan Information
The following table provides information as of January 31, 2026 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. As of January 31, 2026, the Company has two equity compensation plans that have not been approved by our stockholders, the Rundeck, Inc. 2017 Stock Option and Grant Plan, as amended (the “Rundeck Plan”), which we assumed in connection with our acquisition of Rundeck, Inc., and the Jeli, Inc. 2019 Stock Plan, as amended (the “Jeli Plan”), which we assumed in connection with our acquisition of Jeli, Inc.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)

Equity compensation plans approved by stockholders	11,264,574	10.21	27,142,588
Equity compensation plans not approved by stockholders(3)	—	—	—
Total	11,264,574		27,142,588
(1)The weighted-average exercise price is calculated based solely on outstanding stock options. It does not reflect the shares that will be issued in connection with the settlement of restricted stock units or performance stock units, since these equity awards have no exercise price.
(2)Includes 23,024,478 shares available for future issuance under our 2019 Equity Plan and 4,118,110 shares available for future issuance under our ESPP. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us before vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2010 Plan and the 2019 Equity Plan will be added back to the shares of common stock available for issuance under the 2019 Equity Plan. We no longer make grants under the 2010 Plan. Our 2019 Equity Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each February 1, beginning on February 1, 2020, by 5% of the outstanding number of shares of our common stock on the immediately preceding January 31 or such lesser number of shares as determined by our Compensation Committee. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each February 1, beginning on February 1, 2020, by the lesser of 1,850,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding January 31, or such lesser number of shares as determined by our Compensation Committee. On February 1, 2026, the number of shares available for issuance under our 2019 Equity Plan and our ESPP increased by 4,248,974 shares and 849,794 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.
(3)Excludes options assumed by the Company in connection with acquisitions. As of January 31, 2026, a total of 11,745 shares of common stock were issuable upon exercise of outstanding stock options. The weighted-average exercise price of those outstanding stock options is $9.15 per share. There are no additional shares available for grant under the Rundeck Plan or the Jeli Plan.

PagerDuty	51	2026 Proxy Statement

Additional Compensation Matters
CEO Reported vs. Realizable Pay
Over the past three years, CEO’s annualized realizable pay represented only 51% of total reported compensation.
Realizable pay is the aggregation of base salary paid, non-equity incentive compensation plan paid, market value of RSUs granted in fiscal year as of fiscal year end, and market value of PSUs (net performance results) granted in fiscal year as of fiscal year end.
The majority of Ms. Tejada’s total reported compensation is comprised of long-term incentive compensation in the form of equity awards. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for Ms. Tejada to create value for our stockholders.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are disclosing the following information about the relationship of the median of the annual total compensation of all our employees (other than our CEO), and the annual total compensation of our CEO, Ms. Tejada, for Fiscal 2026.
CEO PAY RATIO FOR FISCAL 2026
•The median of the annual total compensation of all our employees, excluding our CEO, was $119,703;
•The annual total compensation of our CEO, as reported in the Summary Compensation Table for Fiscal Year 2026 included in this Proxy Statement, was $15,268,028; and
•The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was approximately 128 to 1.
This ratio is a reasonable estimate calculated consistent with SEC rules.

PagerDuty	52	2026 Proxy Statement

METHODOLOGY
The methodology and the material assumptions, adjustments and estimates used to identify the median of the annual total compensation of all our employees for fiscal 2026 were based on the following:
Our median employee was identified from all full-time, part-time, seasonal, and temporary employees as of January 31, 2026, the last day of our fiscal year (other than our CEO). As of January 31, 2026, we and our consolidated subsidiaries employed approximately 1,155 individuals. We did not include any contractors or other non-employee workers in our employee population.
To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s (i) base salary or gross wages, (ii) target bonuses and cash incentives, and (iii) the grant date fair value, calculated in accordance with ASC Topic 718, of equity awards granted, in each case during the period from February 1, 2025 through January 31, 2026, which compensation measure was consistently applied. Amounts under items (i) and (ii) above were annualized for any permanent employees who commenced work during fiscal 2026. We selected the foregoing compensation elements because they represented our principal broad-based compensation elements. Compensation not paid in U.S. dollars was converted to U.S. dollars using the foreign exchange rates in effect as of January 31, 2026.
CALCULATION
Once we identified our median employee, we then calculated the annual total compensation of this employee for fiscal 2026 in accordance with the requirements of the Summary Compensation Table for Fiscal Year 2026. We determined our CEO’s annual total compensation for fiscal 2026 as reported in our Summary Compensation Table for Fiscal Year 2026.
Because SEC rules allow companies to use a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio.

PagerDuty	53	2026 Proxy Statement

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the executive compensation actually paid to our NEOs for the fiscal years ended January 31, 2026, January 31, 2025, January 31, 2024, January 31, 2023, and January 31, 2022 and certain aspects of our financial performance. The disclosure in this section is prescribed by Item 402(v) of Regulation S-K and does not necessarily align with how the Company or the Compensation Committee view the link between NEO compensation and the Company’s performance. For further information concerning our “pay for performance” philosophy and how we align executive compensation with our performance, please refer to the “Compensation Discussion and Analysis.”
PAY VERSUS PERFORMANCE TABLE

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(4)	Total Stockholder Return ($)(5)	Peer Group Total Stockholder Return ($)(6)	Net Income (Loss) (in thousands) ($)(7)	Non-GAAP Operating Margin (%)(8)
2026	15,268,028	1,572,647	5,306,013	1,623,404	21.75	109.99	172,709	24.6%
2025	19,791,007	13,333,953	4,180,209	2,583,548	38.01	127.47	(43,536)	17.7%
2024	19,822,501	3,403,555	4,363,951	1,675,545	48.59	96.71	(77,367)	13.1%
2023	22,717,297	5,284,214	5,818,780	2,306,198	61.13	79.69	(129,225)	0.9%
2022	13,268,568	(1,510,440)	5,274,403	1,884,137	67.76	97.25	(107,455)	(8.2)%
(1)Represents the amount of total compensation reported for Ms. Tejada (our “PEO”) for each covered fiscal year in the “Total” column of the Summary Compensation Table for such fiscal year. Please refer to “Executive Compensation Summary Compensation Table for Fiscal Year 2026.”
(2)Represents the amount of executive “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO’s total compensation for each covered fiscal year to determine the compensation actually paid:

Fiscal Year	Reported Summary Compensation Table Total for PEO ($)	Deduct: Reported Value of Equity Awards ($)(a)	Add: Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)

2026	15,268,028	14,219,766	524,385	1,572,647
(a)These deductions are the amounts listed in the “Stock Awards” column in the Summary Compensation Table and represent the grant date fair value of the equity awards for each covered fiscal year.

PagerDuty	54	2026 Proxy Statement

(b)The equity award adjustments for the covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) addition of the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) addition of the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) addition, for equity awards that are granted and vest in the same covered fiscal year, of the fair value as of the vesting date; (iv) addition, for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, of the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative); (v) subtraction, for equity awards granted in any prior fiscal year that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, of the amount equal to the fair value at the end of the prior fiscal year; and (vi) addition of the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year before the vesting date that are not otherwise included in the total compensation for the covered fiscal year.
The valuation assumptions used to calculate the fair values of the RSU and PSU awards held by our PEO that vested during or were outstanding as of the end of the covered fiscal year (including the probable outcome of any such awards subject to performance conditions) did not materially differ from those valuation assumptions disclosed at the time of grant.
The amounts deducted or added in calculating the equity award adjustments in accordance with the SEC methodology for determining compensation actually paid are as follows:

Fiscal Year	Year End Fair Value of Equity Awards ($)(i)	Add: Change in Fair Value from the End of the Prior Year to the End of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years ($)	Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Year ($)	Add: Change in Fair Value from the End of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested in Covered Year ($)	Deduct: Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Year ($)	Add: Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

2026	3,087,038	(2,828,024)	1,442,549	(1,177,178)	—	—	524,385
(i)Year-end fair value includes the PSU awards that were granted in April 2025, with an expected payout of 0%.

(3)Represents the average of the amounts of total compensation reported for our named executive officers (our “NEOs”) as a group (excluding Ms. Tejada, who has served as our PEO since 2012) for each covered fiscal year in the “Total” column of the Summary Compensation Table for such fiscal year. Please refer to “Executive Compensation – Summary Compensation Table for Fiscal Year 2026.” The names of each NEO (excluding our PEO) included for purposes of calculating the average of the amounts of total compensation in each covered fiscal year are as follows: (i) for fiscal year 2026, Howard Wilson, our Chief Financial Officer; (ii) for fiscal year 2025, Howard Wilson, our Chief Financial Officer and Shelley Webb, our former Chief Legal and People Officer (her previous title was Senior Vice President, Legal and General Counsel); (iii) for fiscal year 2024, Howard Wilson, our Chief Financial Officer, David Justice, our former Executive Vice President, Chief Revenue Officer, Shelley Webb, our former Chief Legal and People Officer (her previous title was Senior Vice President, Legal and General Counsel); (iv) for fiscal 2023, Howard Wilson, our Chief Financial Officer, David Justice, our Executive Vice President, Chief Revenue Officer, Shelley Webb, our Senior Vice President, Legal and General Counsel; and Stacey Giamalis, our former Senior Vice President, Legal, General Counsel, and Secretary; and (v) for fiscal 2022, Howard Wilson, our Chief Financial Officer, David Justice, our Executive Vice President, Chief Revenue Officer, and Stacey Giamalis, our Senior Vice President, Legal, General Counsel, and Secretary.
(4)Represents the average of the amount of executive “compensation actually paid” to our NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average of the total compensation of such NEOs with respect to the covered fiscal year to determine the compensation actually paid, using the same methodology described above in Note 2(b):

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Deduct: Average Reported Value of Equity Awards ($)(a)	Add: Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)

2026	5,306,013	4,570,615	888,006	1,623,404
(a)These deductions are the amounts listed in the “Stock Awards” column in the Summary Compensation Table and represent the grant date fair value of the equity awards for each covered fiscal year.

PagerDuty	55	2026 Proxy Statement

(b)The valuation assumptions used to calculate the fair values of the RSU and PSU awards held by our NEOs as a group (excluding our PEO) that vested during or were outstanding as of the end of the covered fiscal year (including the probable outcome of any such awards subject to performance conditions) did not materially differ from those valuation assumptions disclosed at the time of grant.
The amounts deducted or added in calculating the average equity award adjustments in accordance with the SEC methodology for determining compensation actually paid are as follows:

Fiscal Year	Average Year End Fair Value of Equity Awards Granted in Covered Year ($)(i)	Add: Average Change in Fair Value from the end of the Prior Year to the end of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years ($)	Add: Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Year ($)	Add: Average Change in Fair Value from the end of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested in Covered Year ($)	Deduct: Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Year ($)	Add: Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Average Equity Award Adjustments ($)

2026	1,389,162	(754,339)	649,142	(395,959)	—	—	888,006
(i)Year-end fair value includes the PSU awards that were granted in April 2025, with an expected payout of 0%.
(5)Total stockholder return (“TSR”) is determined based on an initial fixed investment of $100 on January 31, 2021. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated and includes the reinvestment of dividends. The peer group used for this purpose is the following published industry index: the S&P Software & Services Select Industry Index.
(7)The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
(8)As required by Item 402(v) of Regulation S-K, we have determined that “Non-GAAP Operating Margin” is our Company-Selected Measure for fiscal 2026. We define “Non-GAAP Operating Margin” as GAAP operating margin excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, and restructuring costs. We believe that these expenses are not necessarily reflective of operational performance during a period. In particular, we believe the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses. While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our executive compensation program, we have determined that Non-GAAP Operating Margin is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our PEO and other NEOs, for the most recently completed fiscal year, to our performance. Non-GAAP Operating Margin is one component of our short-term incentive compensation program, as further described in “Compensation Discussion and Analysis” above.
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” our executive compensation program is designed to reflect our variable “pay-for-performance” philosophy. The performance measures that we use for both our short-term and long-term incentive award programs are selected to incentivize our PEO and our other NEOs to increase the value of our enterprise for our stockholders, and are among the most important financial performance measures used by us to link executive compensation actually paid to our PEO and our other NEOs, to our performance for the most recently completed fiscal year. Overall, the most important financial performance measures for the most recently completed fiscal year are as follows:
■ Non-GAAP Operating Margin
■ Revenue
■ ARR

PagerDuty	56	2026 Proxy Statement

REQUIRED DISCLOSURE OF THE RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND FINANCIAL PERFORMANCE MEASURES
As described in “Compensation Discussion and Analysis,” our executive compensation reflects a variable “pay-for-performance” philosophy. While over the years we have used several different performance measures to align executive compensation with our performance, not all of these performance measures are presented in the Pay-Versus-Performance Table. While we generally seek to prioritize long-term performance as our primary incentive for our PEO and our other NEOs, we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay Versus Performance Table.
COMPENSATION ACTUALLY PAID AND COMPANY TSR AND PEER GROUP TSR
The graph below compares (i) our TSR and PEO and other NEO compensation actually paid for the five fiscal years beginning with fiscal 2022, and (ii) our cumulative TSR to the cumulative TSR of the selected peer group.

Compensation Actually Paid vs. TSR
Compensation Actually Paid ($ Thousands)
15,000
10,000
5,000
0
-5,000
TSR (Value of Initial $100 Investment from 1/31/2021)
$150
$100
$50
$0
2022
2023
2024
2025
2026
$(1,510)
$1,884
$5,284
$2,306
$3,404
$1,676
$13,334
$2,584
$1,573
$1,623
$97
$80
$97
$127
$110
$68
$61
$49
$38
$22
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
PagerDuty Total Shareholder Return
Peer Group Total Shareholder Return

PagerDuty	57	2026 Proxy Statement

COMPENSATION ACTUALLY PAID AND NET INCOME (LOSS)
The graph below compares our net income (loss) and PEO and other NEO compensation actually paid for the five fiscal years beginning with fiscal 2022.

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid ($ Thousands)
Net Income (Loss) ($ Millions)
15,000
10,000
5,000
0
-5,000
250
200
150
100
50
0
(50)
(100)
(150)
2022
2023
2024
2025
2026
$(1,510)
$1,884
$5,284
$2,306
$3,404
$1,676
$13,334
$2,584
$1,573
$1,623
$(107)
$(129)
$(77)
$(44)
$173
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income (Loss)

PagerDuty	58	2026 Proxy Statement

COMPENSATION ACTUALLY PAID AND NON-GAAP OPERATING MARGIN
The graph below compares our Non-GAAP Operating Margin and PEO and other NEO compensation actually paid for the five fiscal years beginning with fiscal 2022.

Compensation Actually Paid vs. Non-GAAP Operating Margin
Compensation Actually Paid ($ Thousands)
15,000
10,000
5,000
0
-5,000
Non-GAAP Operating Margin (% of Revenue)
40%
30%
20%
10%
0%
(10)%
(20)%
$(1,510)
$1,884
(8.0)%
$5,284
$2,306
1.0%
$3,404
$1,676
13.0%
$13,334
$2,584
18.0%
$1,573
$1,623
24.6%
2022
2023
2024
2025
2026
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Non-GAAP Operating Margin

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

PagerDuty	59	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table shows the ownership of the Company’s common stock as of March 31, 2026 (or as of the date otherwise indicated below) by: (i) each director and nominee for director; (ii) each of the executive officers named in “Executive Compensation—Summary Compensation Table for Fiscal Year 2026; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
We have based percentage ownership of our common stock on 84,985,895 shares of our common stock outstanding as of March 31, 2026.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o PagerDuty, Inc., 600 Townsend St., Suite 200, San Francisco, CA 94103.

	Common Stock

Name of Beneficial Owner	Number (#)	Percentage (%)

5% Stockholders
The Vanguard Group, Inc.(1)	12,593,954	14.8
BlackRock, Inc.(2)	7,400,778	8.7
The Goldman Sachs Group, Inc.(3)	4,320,425	5.1
Named Executive Officers and Directors
Jennifer Tejada(4)	3,432,026	4.0
Howard Wilson(5)	917,324	1.1
Scott Aronson	—	*
Teresa Carlson	12,825	*
Donald Carty(6)	9,554	*
Sarah Franklin	6,956	*
Elena Gomez(7)	193,332	*
William Losch	33,042	*
Rathi Murthy(8)	136,073	*
Zachary Nelson	330,651	*
Bonita Stewart	34,888	*
All directors and executive officers as a group(9) (11 persons)	5,106,671	6.0
* Represents beneficial ownership of less than 1%.
(1)Based on information provided by The Vanguard Group, Inc. (“Vanguard”) in a Schedule 13G/A filed on October 30, 2025. According to the filing, Vanguard has shared voting power over 616,489 shares of common stock, no sole voting power, sole dispositive power over 11,871,613 shares of common stock, and shared dispositive power over 722,341 shares of common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. In a subsequent Schedule 13G/A filed on March 27, 2026, Vanguard disclosed that its holding company, The Vanguard Group, Inc. is no longer deemed to have beneficial ownership of shares of PagerDuty’s common stock held of record by certain entities within Vanguard. We expect that after the filing date of this Proxy Statement, other entities within The Vanguard Group will make additional filings clarifying which entities will be deemed the beneficial owners of these shares.

PagerDuty	60	2026 Proxy Statement

(2)Based upon the information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G filed on April 17, 2025. According to the filing, BlackRock has sole voting power with respect to 7,294,796 shares of common stock, sole dispositive power over 7,400,778 shares of common stock and no shared voting or dispositive power. The principal business address of BlackRock, Inc. 50 Hudson Yards, New York, NY 10001.
(3)Based upon the information provided by The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC (“Goldman”) in a Schedule 13G filed on April 23, 2026. According to the filing, Goldman has shared voting power with respect to 4,318,732 shares of common stock, shared dispositive power with respect to 4,318,986 shares of common stock and no sole voting or dispositive power. The principal business address of Goldman is 200 West Street New York, NY 10282.
(4)Includes (i) 171,870 shares held indirectly by Jennifer Tejada, as Trustee of the Langford Island Trust (ii) 62,736 shares each held indirectly by Jennifer Tejada, as Trustee of the Tejada 2025 Grantor Retained Annuity Trust - I and Jennifer Tejada, as Trustee of the Tejada 2025 Grantor Retained Annuity Trust - II; (iii) 31,966 shares each held indirectly by Jennifer Tejada, as Trustee of the Tejada 2024 Grantor Retained Annuity Trust - I, Jennifer Tejada, as Trustee of the Tejada 2024 Grantor Retained Annuity Trust - II, Jennifer Tejada, as Trustee of the Tejada 2024 Grantor Retained Annuity Trust - III, and Jennifer Tejada, as trustee of the Tejada 2024 Grantor Retained Annuity Trust - IV; and (iv) 2,389,532 shares subject to options exercisable within 60 days of March 31, 2026, all of which are fully vested as of such date, and (v) 135,728 shares issuable upon the settlement of RSUs and PSUs releasable within 60 days of March 31, 2026.
(5)Includes (i) 332,084 shares subject to options exercisable within 60 days of March 31, 2026, all of which are fully vested as of such date, and (ii) 49,650 shares issuable upon the settlement of RSUs and PSUs releasable within 60 days of March 31, 2026.
(6)Includes 9,554 shares issuable upon the settlement of RSUs and PSUs releasable within 60 days of March 31, 2026.
(7)Includes 161,140 shares subject to options exercisable within 60 days of March 31, 2026, all of which are fully vested as of such date.
(8)Includes 103,881 shares subject to options exercisable within 60 days of March 31, 2026, all of which are fully vested as of such date.
(9)Includes (i) 2,986,637 shares subject to options exercisable within 60 days of March 31, 2026, and (ii) 194,932 shares issuable upon the settlement of RSUs and PSUs releasable within 60 days of March 31, 2026.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended January 31, 2026, with the exception of (i) a late Form 3 and Form 4 filed by Mr. Carty, and (ii) a late Form 4 filed by Ms. Tejada, in each case due to an administrative oversight.

PagerDuty	61	2026 Proxy Statement

Transactions With Related Persons and Indemnification
Related Person Transactions Policy and Procedures
We maintain a written related person transaction policy (the “Related Person Transactions Policy”) that includes our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person had or will have a direct or indirect interest and in which the aggregate amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not considered related party transactions under this policy. A transaction, arrangement or relationship in which a related person’s participation is solely due to such related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship would not be considered a related party transaction under this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the Related Person Transactions Policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated, or any transaction that was not initially identified as a related person transaction before consummation, our management must present information regarding the related person transaction to the Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration, and approval or ratification. The presentation must include a description of, among other things: all of the parties to the transaction; the material facts of the proposed transaction; the interests, direct and indirect, of the related persons; the purpose of the transaction; the benefits to us of the transaction; whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally; and management’s recommendation with respect to the proposed transaction. Under the Related Person Transactions Policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the Related Person Transactions Policy.
In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
In considering related person transactions, the Audit Committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to the Company;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The Related Person Transactions Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

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Certain Related Person Transactions
There have been no transactions since February 1, 2025, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation—Non-Employee Director Compensation.”
From time to time, we do business with organizations associated with our outside directors in the ordinary course of business and on standard terms. Such relationships did not represent material transactions to PagerDuty, and we have determined that none of our outside directors has any material interest in such transactions.
INDEMNIFICATION AGREEMENTS
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which the director derived an improper personal benefit.
This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated bylaws also provide our Board with discretion to indemnify our other officers and employees when determined appropriate by our Board. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses (including, among other things, attorneys’ fees), judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

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Householding of Proxy Materials
SEC rules allow companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are PagerDuty stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or PagerDuty. Direct your written request to PagerDuty, Inc., Investor Relations, 600 Townsend St., Suite 200, San Francisco, California 94103. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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Questions and Answers About These Proxy Materials and Voting
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why Did I Receive a Notice of the Availability of Proxy Materials on the Internet?
Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting, which will take place on June 18, 2026. Stockholders are invited to attend the Annual Meeting and vote on the proposals described in this Proxy Statement.
All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report, as filed with the Securities and Exchange Commission (the “SEC”) beginning on May 4, 2026. The Notice includes information on how to access the proxy materials, how to submit your vote over the Internet or by phone, and how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.
Who Can Vote at the Annual Meeting?
Holders of our common stock at the close of business on April 20, 2026, the Record Date, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 76,649,404 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.
What is the Difference Between Holding Shares as a Stockholder of Record
and as a Beneficial Owner?
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.
Do I Have to do Anything in Advance if I Plan to Attend the Annual Meeting?
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.

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You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PD2026. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 2:00 p.m. Pacific Time. We encourage you to access the meeting before the start time. Online check-in will begin at 1:45 p.m. Pacific Time, and you should allow ample time for the check-in procedures.
How Can I Get Help if I Have Trouble Checking in or Listening to the Meeting Online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
What am I Voting on?
There are three matters scheduled for a vote:
•Election of the Class I directors (Proposal 1);
•Ratification of the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board as independent registered public accounting firm of the Company for its fiscal year ending January 31, 2027 (Proposal 2); and
•An advisory, non-binding vote to approve the compensation of our named executive officers (Proposal 3).
What if Another Matter is Properly Brought Before the Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I Vote and What are the Voting Deadlines?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:
•You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on June 17, 2026 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.
•You may vote by telephone. To vote by telephone, dial 1-800-690-6903 (the call is toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 17, 2026 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.
•You may vote by mail. To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than June 17, 2026. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.
•You may vote at the Annual Meeting. To vote at the Annual Meeting, following the instructions at www.virtualshareholdermeeting.com/PD2026 (have your Notice or proxy card in hand when you visit the website).

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Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.
Can I Change my Vote or Revoke my Proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
•entering a new vote via the Internet or by telephone;
•signing and returning a new proxy card with a later date;
•delivering a written revocation to our Secretary at PagerDuty, Inc., 600 Townsend St. Suite 200, San Francisco, CA 94103, by 11:59 p.m. Eastern Time on June 17, 2026; or
•following the instructions at www.virtualshareholdermeeting.com/PD2026.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What if I Do Not Specify How my Shares are to be Voted?
Stockholder of Record: If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet, or at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “FOR” the election of the four nominees as Class I directors, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027, and “FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Beneficial Owners: A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Brokers, banks or other nominees will not have discretionary voting power to vote your shares without your voting instructions on any of the items being considered at the Annual Meeting, except for Proposal 2 (ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm).
A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.”. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

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How are Votes Counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For” and “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
How Many Votes are Needed to Approve Each Proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions or Withhold Votes, as Applicable	Effect of Broker Non-Votes

1	Election of Directors	Nominees receiving the plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote generally on the matter	No effect	No effect
2	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2027.	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)
3	An advisory, non-binding vote to approve the compensation of our named executive officers	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	No effect
(1)This proposal is considered to be a “routine” matter under the New York Stock Exchange (the “NYSE”) rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What is the Quorum Requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present virtually during the virtual meeting or represented by proxy. On the Record Date, there were 76,649,404 shares outstanding and entitled to vote. Thus, the holders of at least 38,324,703 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present virtually during the meeting or represented by proxy may adjourn the meeting to another date.
Why a Virtual-only Online Meeting?
Conducting the Annual Meeting virtually allows for remote participation and increases the opportunity for all stockholders to participate and communicate their views to a much wider audience. Stockholder rights are not affected. Additionally, we use software that verifies the identity of each participating stockholder and ensures during the question and answer portion of the meeting that they are granted the same rights they would have at an in-person meeting.

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Our virtual Annual Meeting allows stockholders to submit questions and comments before and during the Annual Meeting. After the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the rules of conduct for the Annual Meeting, which will be posted on the virtual Annual Meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
What Does it Mean if I Receive More Than One Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
I Share an Address With Another Stockholder, and We Received Only One Paper Copy of the Proxy Materials. How May I Obtain an Additional Copy of the Proxy Materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that requested a paper copy of proxy materials in the mail, one copy of our Annual Report to stockholders and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
PagerDuty, Inc.
Attention: Secretary
600 Townsend St., Suite 200
San Francisco, CA 94103
(844) 800-3889
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
What Happens if the Annual Meeting is Postponed or Adjourned?
Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted. Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any postponed or adjourned Annual Meeting using the control number listed in your Notice or proxy card.
How Can I Find Out the Results of the Voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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Who is Paying For This Proxy Solicitation?
We will pay for the entire cost of soliciting proxies, and we have retained D.F. King & Co., Inc. to solicit proxies for a fee of approximately $25,000, plus a reasonable amount to cover expenses. In addition to these proxy materials, our directors, officers, and other employees, without additional compensation, may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When Are Stockholder Proposals and Director Nominations Due For Next Year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 4, 2027, to our Secretary at 600 Townsend St., Suite 200, San Francisco, California 94103, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Under our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between the close of business on February 18, 2027 and the close of business on March 20, 2027.
However, if next year’s annual meeting is advanced more than 30 days before or delayed by more than 30 days after June 18, 2027, your proposal must be submitted between the close of business on the 120th day before such annual meeting and the close of business on the 90th day before such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
In order for stockholders to give timely notice of director nominations at our 2027 annual meeting for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notice must be submitted by April 19, 2027 and must also include the other information in the notice required by our amended and restated bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.

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Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Jennifer Tejada
Chief Executive Officer
May 4, 2026

We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Our Annual Report and this Proxy Statement are posted on our website at https://investor.pagerduty.com and are available from the SEC at its website at www.sec.gov. A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 2026 is available without charge upon written request to: Secretary, PagerDuty, Inc., 600 Townsend St., Suite 200, San Francisco, California 94103.

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PagerDuty

PAGERDUTY, INC.
600 TOWNSEND STREET, SUITE 200
SAN FRANCISCO, CA 94103

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/17/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/17/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. To elect four Class I directors for terms expiring at our 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Nominees

01 Jennifer Tejada 02 Donald Carty 03 Sarah Franklin 04 William Losch

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000707556_1 R2.09.05.010

www.virtualshareholdermeeting.com/PD2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com

PAGERDUTY, INC.
Annual Meeting of Stockholders
June 18, 2026 2:00 PM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jennifer Tejada, Howard Wilson, and Christopher Ferro, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PAGERDUTY, INC. that the stockholder (s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, PDT on June 18, 2026, at www.virtualshareholdermeeting/PD2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000707556_2 R2.09.05.010

Continued and to be signed on reverse side